UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Internap Network Services Corporation
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Internap Network Services Corporation
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders,

We invite you to attend Internap’s 2011 Annual Meeting of Stockholders at our corporate headquarters located at 250 Williams Street, Suite E-100, Atlanta, Georgia, on Thursday, June 16, 2011, at 10:00 a.m. local time. At the meeting, stockholders will:

1.	vote on the election of the two director nominees named in this proxy statement for three-year terms expiring in 2014;

2.	vote on amendments to our Amended and Restated 2005 Incentive Stock Plan;

3.	vote on the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for our fiscal year ending December 31, 2011;

4.	vote on an advisory resolution approving compensation for our named executive officers;

5.	vote on how frequently we should seek future advisory votes on compensation of our named executive officers; and

6.	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You can vote at the annual meeting and any adjournment if you were a stockholder of record on April 22, 2011.

By order of the Board of Directors,

J. Eric Cooney

Chief Executive Officer and President

Atlanta, Georgia
April 29, 2011

Your Vote is Important to Us. Even if You Plan to Attend the Meeting in Person,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR

VOTE BY TELEPHONE OR THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held On June 16, 2011.

Our proxy statement for the 2011 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the fiscal year ended December 31, 2010 are available at
http://ir.internap.com/proxy11.cfm

INTERNAP NETWORK SERVICES CORPORATION
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

2011 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2011

PROXY STATEMENT

This proxy statement and enclosed proxy card are being furnished to you in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting. Distribution of this proxy statement and enclosed proxy card to stockholders is scheduled to begin on or about April 29, 2011.

Information About the Proxy Materials and Our 2011 Annual Meeting of Stockholders

Q:	Why am I receiving these materials?

A:
Our Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Internap 2011 Annual Meeting of Stockholders, which will take place on June 16, 2011, at our corporate headquarters located at 250 Williams Street, Suite E-100, Atlanta, Georgia, at 10:00 a.m. local time. You are invited to attend the annual meeting and are requested to vote upon the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted upon at the annual meeting, the voting process, the compensation of our directors and named executive officers and certain other required information. Our Annual Report to Stockholders for the year ended December 31, 2010, which includes our audited consolidated financial statements for the years ended December 31, 2010, 2009 and 2008, is included in these proxy materials. Your proxy, which you may use to vote, is also enclosed.

Q:	What proposals will be voted upon at the annual meeting?

A:	There are five proposals scheduled to be voted upon at the annual meeting:

●	election of the two director nominees named in this proxy statement for three-year terms expiring in 2014;
●	amendments to our Amended and Restated 2005 Incentive Stock Plan;
●	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011;
●	advisory resolution approving compensation for our named executive officers; and
●	advisory vote on how frequently we should seek future advisory votes on compensation of our named executive officers.

In addition, we will consider and vote upon such other business as may properly come before the annual meeting. We are not currently aware of any other matters to be considered and voted upon at the meeting.

Q:	How does Internap’s Board of Directors recommend that I vote?

A:
Your Board of Directors recommends that you vote your shares “FOR” each of the named nominees to the Board of Directors, “FOR” approval of the amendments to our Amended and Restated 2005 Incentive Stock Plan, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011, “FOR” the advisory resolution on compensation for our named executive officers and “EVERY THREE YEARS” for the advisory vote on how frequently we should seek future advisory votes on compensation of our named executive officers.

Q:	Who may vote?

A:
You may vote at the annual meeting or by proxy if you were a stockholder of record at the close of business on April 22, 2011. Each stockholder is entitled to one vote per share on each matter presented. As of April 22, 2011, there were 52,262,023 shares of our common stock outstanding.

Q:	How do I vote before the annual meeting?

A:
We offer the convenience of voting by mail-in proxy, telephone or the Internet as described in more detail below. See the enclosed proxy for voting instructions. If you properly sign and return the proxy in the form we have provided or properly vote by telephone or the Internet, your shares will be voted at the annual meeting and at any adjournment of that meeting.

Q:	What if I return my proxy but do not provide voting instructions?

A:
If you specify a choice, your proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted “for” each of the named nominees to the Board of Directors, “for” approval of the amendments to our Amended and Restated 2005 Incentive Stock Plan, “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011, “for” the advisory resolution approving compensation of our named executive officers and “every three years” for the advisory vote on how frequently we should seek future advisory votes on compensation of our named executive officers. In all cases, your proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the annual meeting.

Q:	Can I change my mind after I vote?

A:	You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to our Corporate Secretary or by attending and voting at the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in “street name” through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	What is the quorum requirement for the annual meeting?

A:
The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present.

Q:	What is the voting requirement to approve each of the proposals?

A:
A plurality of the shares voting is required to elect directors. This means that the nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes “for” or “withheld” affect the outcome. Broker non-votes (which are explained below) will be counted as not voted and will be deducted from the total shares of which a plurality is required.

Each other matter requires the affirmative vote of a majority of the shares voting upon the particular proposal. In counting votes on these matters, abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of a particular proposal.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote those shares.

If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the annual meeting. The proposal for the ratification of the appointment of our independent registered public accounting firm is routine. All of the other proposals in this proxy statement are non-routine. The New York Stock Exchange has eliminated broker discretionary voting for the election of directors. Therefore, your broker is not able to vote uninstructed shares on your behalf in any director election. These rules apply to us even though our common stock is traded on The NASDAQ Global Market (“Nasdaq”). Accordingly, brokers that do not receive instructions will be entitled to vote on the ratification of the appointment of our independent registered public accounting firm at the annual meeting, but may not vote for the election of directors or for approval of any other proposal in this proxy statement. Therefore, we encourage you to sign and return your proxy, with voting instructions, before the annual meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K shortly after the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members. Dr. Eugene Eidenberg will be retiring from our Board immediately before our annual meeting as required by the retirement policy in our Corporate Governance Guidelines. Upon his retirement, the size of our Board will be reduced to eight members. Our bylaws provide that the Board is divided into three classes, with each class to be as nearly equal number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year.

We seek to achieve an appropriate level of diversity in the membership of our Board of Directors and to assemble a broad range of skills, expertise, knowledge and contacts to benefit our business. The Nominations and Governance Committee and the full Board annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, age, industry experience, functional areas (e.g., technology and finance), geographic scope, public and private company experience, academic background and director experience in the context of an assessment of the current and expected needs of the Board. The Nominations and Governance Committee reviews director candidates based on the Board’s needs as identified through this assessment and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under Nasdaq listing standards, their potential contribution to the composition and culture of the Board and their ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to their Board duties. In particular, the Board and the Nominations and Governance Committee believe that sound governance of our company in an increasingly complex marketplace requires a wide range of viewpoints, backgrounds, skills and experiences. Although the Board does not have a formal policy regarding Board diversity, the Board believes that having such diversity among its members enhances the Board’s ability to make fully informed, comprehensive decisions.

We provide information technology infrastructure services. Given the nature of our business, we believe it is important for members of the Board of Directors collectively to have experience in the industry in which we operate as well as corporate or other relevant leadership experience, public company officer and director experience and public company finance and accounting experience, including experience serving on other public company audit, compensation and governance committees and experience in senior finance roles at public companies. We believe that our Board collectively possesses these types of experience. Below is a summary of each director’s most relevant experience.

As recommended by the Nominations and Governance Committee, our Board of Directors has nominated Daniel C. Stanzione and Debora J. Wilson as Class III directors for terms expiring at the 2014 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected. However, if one of these nominees is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominee. Proxies will not be voted for more than two nominees.

Biographical information for each nominee and each current director who will continue to serve after the annual meeting is presented below. Except as otherwise indicated, all have had the same principal positions and employment for over five years.

Nominees for Terms Expiring in 2014 (Class III)

Daniel C. Stanzione, 65, has served as a director since 2004 and our non-executive Chairman since 2009. Dr. Stanzione brings more than 30 years of experience in technology and communications companies, including service as Chief Operating Officer, Chief Technology Officer and general manager of a large telecommunications company. Dr. Stanzione’s business management, leadership and problem-solving skills developed as an executive and director of other public and private companies, and specific experience in various areas including technology, corporate governance, accounting and finance, brings valuable skills to our Board of Directors. Dr. Stanzione is President Emeritus of Bell Laboratories as well as an independent consultant. Dr. Stanzione retired from Lucent Technologies Inc. in 2000 where he served as Chief Operating Officer and as President of Bell Laboratories. At Lucent’s formation in 1995, Dr. Stanzione was President of Network Systems, Lucent’s largest business unit that sold products and services to telecommunication service providers around the world. Dr. Stanzione is currently the Lead Independent Director of Quest Diagnostics Inc. and a director of two private companies. Dr. Stanzione is currently a consultant and serves on the Network Advisory Board at Accenture plc. Dr. Stanzione previously served as a director of Avaya Inc. from 2000 until 2007 and on various private company boards. Dr. Stanzione holds a B.S. in Electrical Engineering, a M.S. in Environmental Systems Engineering and a Ph.D. in Electrical and Computer Engineering, all from Clemson University.

Debora J. Wilson, 53, has served as a director since January 1, 2010. Ms. Wilson brings more than 30 years of experience managing key operational functions including sales, marketing, product development and management, business development, technology, human resources and finance/accounting. Ms. Wilson gained valuable executive management, business and leadership skills during her service as Chief Executive Officer of a technology-driven company. Ms. Wilson also brings in-depth knowledge of corporate governance and finance matters based on her experience as a director and committee member of several public and private company boards of directors. Ms. Wilson served as President and Chief Executive Officer of The Weather Channel from 2004 to 2009 and in other positions including Senior Vice President, Executive Vice President and Chief Operating Officer from 1994 to 2004. Before joining The Weather Channel, Ms. Wilson spent 15 years in the telecommunications industry at Bell Atlantic (now Verizon) and held management positions in network operations and new product development. Ms. Wilson is a member of the board of directors of Markel Corporation and ARRIS Group, Inc. Ms. Wilson has a B.S. in Business Administration from George Mason University in Virginia.

Your Board of Directors unanimously recommends that you vote FOR each of the above-listed nominees.

Continuing Directors with Terms Expiring in 2012 (Class I)

J. Eric Cooney, 45, has been our Chief Executive Officer and President and a director since March 2009. Mr. Cooney brings valuable experience creating stockholder value as a public-company Chief Executive Officer in the telecommunications, media and technology industry. Further, Mr. Cooney’s practical experience includes: conceiving and executing a business turnaround, leading global organizations, executing buy-side and sell-side mergers and acquisitions transactions and rebuilding sales and engineering teams. Mr. Cooney joined the global digital video business of NDS, Inc. (a News Corporation company) in April 1997, which was acquired by TANDBERG Television, in October 1999. Mr. Cooney held a number of positions including Vice President/General Manager Americas and Chief Operating Officer, before assuming his role as President and Chief Executive Officer of TANDBERG Television in June 2003. TANDBERG Television was acquired by the Ericsson Group in early 2007 and Mr. Cooney continued his role as Chief Executive Officer of the television business unit within Ericsson until he joined our company in 2009. Prior to his career in the digital video industry, Mr. Cooney spent several years working in systems engineering and sales in the computer process control industry and also spent five years as a U.S. Naval officer. Mr. Cooney received post graduate education in Nuclear Engineering from the U.S. Navy, a B.S. from the University of Rochester and an M.B.A. from the University of Southern California.

Charles B. Coe, 63, has served as a director since 2003. Mr. Coe is a 28-year veteran of the telecommunications industry, including 15 years with BellSouth Corporation. Mr. Coe brings a wealth of management, leadership and business skills from his professional experience as well as his service on another public company board. During his tenure at BellSouth, Mr. Coe served as President of BellSouth Network Services, President of BellSouth Telecommunications, President of BellSouth International and Group President of Customer Operations for BellSouth Telecommunications. Previously, Mr. Coe served in various management positions with AT&T Communications and American Telesystems Corporation. Mr. Coe is currently a director of Dycom Industries, Inc. Mr. Coe holds a M.B.A. from Georgia State University and a B.S. from The Citadel.

Patricia L. Higgins, 61, has served as a director since 2004. Ms. Higgins has over 30 years of experience in the telecommunications industry, including experience as Chief Executive Officer in the colocation industry and service as Chief Information Officer for a Fortune 100 company. Ms. Higgins bring leadership, business and management skills developed as an executive and director of other public companies, including serving as chairwoman of audit, compensation, finance and governance committees. From 2000 until her retirement in 2004, Ms. Higgins served as President, Chief Executive Officer and a member of the board of directors of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and colocation services. From 1999 to 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairwoman and Chief Executive Officer of The Research Board, a segment of the Gartner Group, a consulting and research services company for information technology. From 1997 to 1999, Ms. Higgins was the Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of UNISYS Corporation. From 1977 to 1995, Ms. Higgins served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent. Ms. Higgins currently serves on the board of directors of The Travelers Companies, Inc.; Barnes & Noble, Inc.; and Dycom Industries, Inc. Ms. Higgins also served as a director of Visteon Corporation from 2004 to 2010; Delta Airlines, Inc. from 2005 until 2007; SpectraSite, Inc. from 2004 until 2005 and The Williams Companies, Inc. from 1995 to 2000. Ms. Higgins holds a B.A. degree from Montclair State University and attended Harvard Business School’s Advanced Management Program.

Continuing Directors with Terms Expiring in 2013 (Class II)

Kevin L. Ober, 50, has served as a director since 1997. Mr. Ober brings more than 15 years of broad technology, business and investment experience to our Board of Directors. Mr. Ober’s extensive investment experience in the markets in which we operate, including collocation, CDN, managed services and cloud technologies, is valuable to our Board because it closely aligns with our operations, and his investment experience facilitates an in-depth understanding of our finances. Mr. Ober is a Managing Partner of Divergent Venture Partners. Mr. Ober currently leads Divergent’s investment in Pliant Technology, Inc. and SpaceCurve, Inc. Prior to Divergent, Mr. Ober spent seven years with Vulcan Ventures, a national venture capital firm owned by Paul Allen, co-founder of Microsoft Corporation. While with Vulcan, Mr. Ober led investments in Internet infrastructure companies such as Nexabit Networks, Wavtrace, Inc. and Net Perceptions, as well as Internap. Prior to working at Vulcan, Mr. Ober served in various positions at Conner Peripherals, Inc., a computer hard disk drive manufacturer in San Jose, California. Mr. Ober holds a B.S. in Business Administration from St. John’s University and an M.B.A. from Santa Clara University.

Gary M. Pfeiffer, 61, has served as a director since 2007. Mr. Pfeiffer’s extensive experience includes public company officer, finance and accounting experience, corporate leadership experience, international operations experience, public sector experience as well as service on the boards of directors of other public companies, including service as non-executive chairman of the board of directors and chairman of audit, compensation and executive committees. This experience includes services as Chief Financial Officer and in other senior finance roles and in senior roles involving executive management during his more than 32 years with E. I. du Pont de Nemours and Company (DuPont), a large, complex, technology-based, multinational science-based products and services company. During his career with DuPont, Mr. Pfeiffer held a variety of financial and business leadership positions in the United States, Brazil and Japan. From 1997 to 2006, Mr. Pfeiffer served as Senior Vice President and Chief Financial Officer of DuPont. Mr. Pfeiffer also served as Secretary of Finance for the State of Delaware from January 2009 through June 2009. Mr. Pfeiffer is a member of the board of directors of Quest Diagnostics, Inc. and serves as non-executive chairman of the board of directors of The Talbots, Inc. Mr. Pfeiffer also is a member of the board of directors of Christiana Care Health System, a not-for-profit regional hospital system and serves as non-executive chairman elect.  Mr. Pfeiffer holds a B.A. and an M.B.A. from the College of William and Mary in Virginia. Mr. Pfeiffer’s background and skills have qualified him to chair our Audit Committee and to serve as our Audit Committee financial expert.

Michael A. Ruffolo, 49, has served as a director since January 1, 2010. Mr. Ruffolo has more than 27 years of broad business experience, including six years as a technology-company Chief Executive Officer, service as a Chief Information Officer of a Fortune 500 company as well as Chief Operating Officer of an Internet services company that experienced significant turnaround growth during his tenure. These varied positions provide Mr. Ruffolo with insight into various areas of our business, including sales, marketing, services, information technology and operations. In addition to his business experience, Mr. Ruffolo has served as a board member of other public companies as well as chairman of a compensation committee, all of which makes him a valuable addition to our Board of Directors. Mr. Ruffolo currently serves as Chief Executive Officer and President of Crossbeam Systems, Inc., a network security platform provider. From 2004 to February 2010, Mr. Ruffolo served as Chairman and Chief Executive Officer of Liquid Machines, Inc., a provider of enterprise rights management solutions. Mr. Ruffolo served as Executive Vice President and Chief Operating Officer of Akamai Technologies, Inc. from 2001 until 2004. From 2000 to 2001, Mr. Ruffolo served as Executive Vice President of Global Sales, Services and Marketing of EMC Corporation. From 1998 to 1999, Mr. Ruffolo served as President of the Document Solutions Group at Xerox Corporation. From 1988 to 1998, Mr. Ruffolo served in various capacities at NCR Corporation, a global technology company, including Vice President and Chief Information Officer from 1996 to 1998. Mr. Ruffolo serves as a director of a private company. Mr. Ruffolo served as a director of Pomeroy IT Solutions, Inc. from 2007 to 2009. Mr. Ruffolo holds an M.B.A. from Harvard Graduate School of Business Administration and a B.S. from the University of Dayton. Mr. Ruffolo also has post graduate education in advanced management from the European Institute of International Business in Fountainebleau, France.

BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS

Our stockholders elect the Board of Directors to oversee management of our company. The Board delegates authority to the Chief Executive Officer and senior management to pursue the company’s mission and oversees the Chief Executive Officer’s and senior management’s conduct of our business. In addition to its general oversight function, the Board reviews and assesses the company’s strategic and business planning and senior management’s approach to addressing significant risks and has additional responsibilities including, but not limited to, the following:

●	reviewing and approving the company’s key objectives and strategic business plans and monitoring implementation of those plans and our success in meeting identified objectives;
●	reviewing the company’s financial objectives and major corporate plans, business strategies and actions;
●	approving the company’s annual corporate budget and major capital expenditures and purchase commitments;
●	selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning;
●	providing advice and oversight regarding the selection, evaluation, development and compensation of senior management;
●	reviewing significant risks confronting our company and alternatives for their mitigation; and
●
assessing whether adequate policies and procedures are in place to safeguard the integrity of our business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

During 2010, our Board held 11 meetings. In 2010, each director then serving on the Board attended the 2010 Annual Meeting of Stockholders in person and all directors attended at least 75% of the meetings of the Board and the committees on which they served.

We have three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee. Members of each committee are appointed by the Board and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board. These charters can be found on the Corporate Governance section of the Investors Services section of our website at www.internap.com. In addition to regular meetings of the Board and committees, we have regular scheduled executive sessions for non-management directors.

The current membership for each of the standing committees is as follows:

Audit Committee	Compensation Committee	Nominations and Governance Committee

Gary M. Pfeiffer (Chair)	Charles B. Coe (Chair)	Patricia L. Higgins (Chair)
Eugene Eidenberg	Patricia L. Higgins	Charles B. Coe
Kevin L. Ober	Michael A. Ruffolo	Gary M. Pfeiffer
Debora J. Wilson	Daniel C. Stanzione	Daniel C. Stanzione

Effective June 16, 2011, the membership for each of the standing committees will be as follows:

Audit Committee	Compensation Committee	Nominations and Governance Committee

Gary M. Pfeiffer (Chair)	Charles B. Coe (Chair)	Patricia L. Higgins (Chair)
Kevin L. Ober	Patricia L. Higgins	Charles B. Coe
Debora J. Wilson	Michael A. Ruffolo	Gary M. Pfeiffer
	Daniel C. Stanzione	Daniel C. Stanzione

Audit Committee

The Board of Directors has determined that all members of the Audit Committee are independent as defined by Nasdaq rules and the Sarbanes-Oxley Act of 2002, as applicable to audit committee members. The Board has determined that Mr. Pfeiffer, the committee Chairman, is an “audit committee financial expert” under rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee met nine times in 2010. The Audit Committee:

●	appoints, retains, compensates, oversees, evaluates and, if appropriate, terminates our independent registered public accounting firm;
●	annually reviews the performance, effectiveness, objectivity and independence of our independent registered public accounting firm and our internal audit function;
●	establishes procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
●	reviews with our independent registered public accounting firm the scope and results of its audit;
●	approves all audit services and pre-approves all permissible non-audit services to be performed by our independent registered public accounting firm;
●	assesses and provides oversight to management relating to identification and evaluation of major risks inherent in our business and the control processes with respect to such risks;
●	oversees the financial reporting process and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviews and monitors our accounting principles, policies and financial and accounting processes and controls; and
●	oversees the internal auditor and reviews and approves the annual internal audit plan.

Compensation Committee

The Board of Directors has determined that all members of the Compensation Committee are independent as defined by Nasdaq rules. The Compensation Committee met 10 times during 2010. The Compensation Committee:

●	assists the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to our compensation and benefit programs and policies;
●	oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for senior management and employees;
●	administers and makes recommendations with respect to our incentive compensation plans, including equity-based incentive plans;
●	reviews and approves the compensation of our executive officers, including bonuses and equity compensation;
●
reviews and approves corporate and personal goals and objectives relevant to executive officers other than the Chief Executive Officer, evaluates the performance of such executive officers in light of these goals and objectives and approves the compensation of the executive officers based on the evaluation;

●
reviews corporate and personal goals and objectives relevant to the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and recommends to the full Board the compensation of the Chief Executive Officer based on the evaluation;

●
reviews and discusses with management our Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board whether such disclosures should be included in our annual report and proxy statement;

●	reviews and recommends employment agreements and severance arrangements for executive officers, including change in control provisions; and
●	reviews annually the compensation of directors for service on the Board and committees and makes recommendations to the Board regarding such compensation.

See the “Compensation Discussion and Analysis” section below for more information regarding the Compensation Committee’s processes and procedures.

Nominations and Governance Committee

The Board of Directors has determined that all members of the Nominations and Governance Committee are independent as defined by Nasdaq rules. The Nominations and Governance Committee met five times during 2010. The Nominations and Governance Committee:

●	assists the Board in fulfilling its responsibilities on matters and issues related to our corporate governance practices;
●	in conjunction with the Board, establishes qualification standards for membership on the Board and its committees;
●
leads the search for individuals qualified to become members of the Board, reviews the qualifications of candidates for election to the Board and assesses the contributions and independence of incumbent directors eligible to stand for re-election to the Board;

●	selects and recommends to the Board the nominees for election or re-election by the stockholders at the annual meeting, and fills vacancies and newly created directorships on the Board;
●	develops and recommends to the Board corporate governance guidelines, reviews the guidelines on an annual basis and recommends any changes to the guidelines as necessary;
●	establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the “independence” of directors;
●	reviews and approves related person transactions, as defined in applicable SEC rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;
●
annually reviews and makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommends to the Board directors to serve as committee members and chairpersons;

●	reviews directorships in other public companies held by or offered to directors;
●	develops and recommends to the Board for its approval an annual self-evaluation process for the Board and its committees and oversees the evaluation process; and
●	reviews and reports on all matters generally relating to corporate governance.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee is a current or former executive officer or employee of our company. None of our executive officers served and currently none of them serves on the board of directors or compensation committee of any other entity with executive officers who have served on our Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that outline the general duties and functions of the Board and management and set forth general principles regarding Board composition, independence, Board meetings and responsibilities, Board committees, annual performance evaluations and management succession. The Corporate Governance Guidelines are attached to the charter of the Nominations and Governance Committee, which can be found on the Corporate Governance section of the Investors Services section of our website at www.internap.com.

Our Corporate Governance Guidelines assist our Board of Directors in fulfilling its responsibilities to stockholders and provide a framework for the Board’s oversight responsibilities regarding our business. Our Corporate Governance Guidelines are dynamic and have been developed and revised to reflect changing laws, regulations and good corporate governance practices. The guidelines also provide guidance and transparency to management, employees and stockholders regarding the Board’s philosophy, high ethical standards, expectations for conducting business and decision-making processes.

The following is a summary of certain of our policies, guidelines and principles relating to corporate governance. You may access complete current copies of our Code of Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominations and Governance Committee Charter on the Corporate Governance section of the Investors Services section of our website at www.internap.com. Each of these is also available in print to any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Candidates

The Board of Directors prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of our stockholders.

The Nominations and Governance Committee of the Board of Directors acts as the Board’s nominating committee. All members of the Nominations and Governance Committee are independent as defined by Nasdaq rules. The Nominations and Governance Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board. For a discussion of the Board’s membership criteria and how the company seeks to achieve diversity in Board membership and to attract directors with a broad range of skills, expertise, knowledge and contacts to benefit our business, see “Proposal 1—Election of Directors.” The Nominations and Governance Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The Nominations and Governance Committee considers director candidates suggested by directors, senior management and stockholders and evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the Nominations and Governance Committee by communicating with the committee as discussed below in “Stockholder Communications with the Board of Directors.” The Board of Directors ultimately determines individuals to be nominated at each annual meeting. Stockholders must comply with the procedures described below under “Stockholder Nominations.” From time-to-time, the Nominations and Governance Committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

Stockholder Nominations

Stockholders who wish to recommend nominees for consideration by the Nominations and Governance Committee must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominations and Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the full Board for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303.

In addition, stockholders may nominate directors for election without consideration by the Nominations and Governance Committee. Any stockholder may nominate an individual by complying with the eligibility, advance notice and other provisions set forth in our bylaws. A written notice of nomination must be received by our Corporate Secretary at our executive offices in Atlanta, Georgia, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our annual meeting to be held in 2012, such notice must be received not later than March 19, 2012 and not earlier than February 17, 2012. You should address any stockholder nomination to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303 and include the information and comply with the requirements set forth in our bylaws. Our bylaws provide that any notice of nomination for director must describe various matters regarding the nominee and the stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.

Our bylaws contain specific eligibility requirements that each nominee for director must satisfy. Each nominee must:

●
complete and return a written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; and

●
provide a written representation and agreement that the nominee would comply with applicable law and our policies and guidelines if elected as a director and that the nominee is not and will not become a party to: (a) any voting commitment that has not been disclosed to us or that could limit the nominees ability to comply with applicable fiduciary duties; and (b) any agreement, arrangement or understanding with any person or entity other than us regarding indirect compensation, reimbursement or indemnification in connection with service as a director.

Board Leadership Structure

Our Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. Our Board makes the decision regarding leadership structure based on its evaluation of the experience, skills and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. When making this decision, the Board considers factors such as:

●	the person filling each role and his or her experience at the company and/or in the industry in which the company operates;
●	the composition, independence and effectiveness of the entire Board;
●	other corporate governance structures in place;
●	the compensation practices used to motivate our leadership team;
●	our leadership succession plan; and
●	the competitive and economic environment facing the company.

The Board periodically reviews its leadership structure to ensure that it remains the optimal structure for our company and our stockholders.

Since April 2002, we have had different individuals serving as our Chairman of the Board of Directors and Chief Executive Officer. Currently, Daniel C. Stanzione is our Chairman and J. Eric Cooney is our Chief Executive Officer. As Chairman, Dr. Stanzione leads the Board in its role to provide general oversight of strategic planning for the company and to provide guidance and support for the Chief Executive Officer. Further, the Chairman sets the agenda for and presides over meetings of the full Board. As Chief Executive Officer, Mr. Cooney is responsible for developing and executing the corporate strategy, as well as for overseeing the day-to-day operations and performance of the company.

We believe that separating the roles of Chairman and Chief Executive Officer represents an appropriate allocation of roles and responsibilities at this time given, among other things, the benefits of Dr. Stanzione’s experience, independence and tenure as a director of the company, which dates back to 2004. Mr. Cooney is well-positioned as the leader to develop and execute the company’s corporate strategy and is free to focus on day-to-day challenges.

The company believes this separation of responsibility is appropriate to provide independent Board oversight of and direction for the company’s executive management team, led by Mr. Cooney. Further, the company believes that having an independent Chairman provides for more effective monitoring and objective evaluation of the Chief Executive Officer’s performance which enables more direct accountability for the Chief Executive Officer’s performance.

Our Corporate Governance Guidelines provide that if our Chairman is not independent, the Board of Directors may designate a Lead Director who will be independent. The Board, however, has not determined it necessary to designate a Lead Director as the company feels our current structure, as described above, functions well and provides the necessary separation of roles.

Independence

The Board of Directors annually assesses the independence of all directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the listing standards of Nasdaq. Our Corporate Governance Guidelines require that a majority of our directors be independent. Our Board of Directors believes that the independence of directors and committee members is important to assure that the Board and its committees operate in the best interests of the stockholders and to avoid any appearance of conflict of interest.

Under Nasdaq standards, our Board of Directors has determined that the following eight directors are independent: Charles B. Coe, Eugene Eidenberg, Patricia L. Higgins, Kevin L. Ober, Gary M. Pfeiffer, Michael A. Ruffolo, Daniel C. Stanzione and Debora J. Wilson. Mr. Cooney is not independent because he currently serves as our Chief Executive Officer and President. For over 11 years, we have functioned with not more than two active or former management employees as directors. In 2010, only one current employee, Mr. Cooney, and one former employee, Dr. Eidenberg (who served as our Chief Executive Officer from July 2001 until April 2002), served as directors. Dr. Eidenberg will be retiring from our Board immediately before our annual meeting as required by the retirement policy in our Corporate Governance Guidelines.

Risk Oversight by our Board of Directors

While risk management is primarily the responsibility of our management team, our Board of Directors is responsible for the overall supervision of our risk management activities. The Board implements its risk oversight function both at the full Board level and through delegation to various committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s Enterprise Risk Management process that monitors and manages key business risks facing our company. The Audit Committee also oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees management of our legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs.

Management provides updates throughout the year to the respective committees regarding the management of the risks they oversee and each of these committees reports on risk to the full Board of Directors at regular meetings of the Board. At least once every year, the Audit Committee reviews the allocation of risk responsibility among the Board’s committees and implements any changes that it deems appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as appropriate. At each Board meeting, the Chairman and Chief Executive Officer address, in a director-only session, matters of particular importance or concern, including any significant areas of risk that require Board attention. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full Board reviews in detail the company’s short- and long-term strategies, including consideration of significant risks facing us and how the risks could impact our business.

Our Vice President of Internal Audit coordinates the day-to-day risk management process for our company and reports directly to the Chief Financial Officer and to the Audit Committee. The Vice President of Internal Audit updates the Audit Committee at least quarterly and updates the full Board regarding the company’s risk analyses and assessments and risk mitigation strategies and activities.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the company. We also believe that our risk structure complements our current Board of Directors leadership structure, as it allows our independent directors, through the three fully-independent Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

During 2010, we conducted a risk assessment of our compensation plans to identify any potential risks associated with the design of the plans and assess the controls in place to mitigate risks, if any, to an acceptable level. Based on this assessment, management has concluded that our compensation plans do not contain risks that are reasonably likely to cause a material adverse effect on us. We evaluated each plan independently and as part of our overall compensation framework. In general, our compensation plans:

●	are well documented, appropriately communicated, consistently applied and reviewed annually by the Compensation Committee;
●	are based on both individual performance and company performance metrics that are tied to the strategic goals and objectives of the company;
●	balance short- and long-term rewards, with compensation capped at levels consistent with industry standards;

●	do not encourage excessive risk taking, do not focus on short-term gains rather than long-term value creation, do not reward circumvention of controls or do not contain unrealistic goals and/or targets; and
●	are compared to industry standards and peer companies on an on-going basis by both the internal compensation department as well as the Compensation Committee’s independent compensation consultant and amended periodically to maintain consistency with common practices.

Based on these factors, the absence of any identified incentives for risk taking above the level associated with our business model, the involvement of the Compensation Committee and our overall culture and control environment, we have concluded our compensation plans do not promote excessive risk taking.

Stock Ownership Guidelines for Directors and Executive Officers

The Board of Directors believes that directors and management should have a significant financial stake in our company to align their interests with those of our stockholders. In that regard, the Board has adopted stock ownership guidelines that require directors and executive officers to own specified amounts of our stock granted to them in connection with their service to us. The stock ownership guidelines are further described below in “Non-Employee Director Compensation” and “Compensation Discussion and Analysis.”

Code of Conduct and Ethics Hotline

We have a Code of Conduct that covers our directors, officers and employees and satisfies the requirements for a “code of ethics” within the meaning of SEC rules. This group includes, without limitation, our chief executive officer and chief financial/accounting officer. A copy of the code is posted on our website, www.internap.com under “Investor Services.” The code is available in print to any person without charge, upon request sent to our Corporate Secretary at Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303. We will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Conduct.

Any suggestions, concerns or reports of misconduct at our company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report on https://internap.alertline.com/gcs/welcome (anonymously, if desired) or by calling our third-party provider, Global Compliance, at (800) 323-6182.

Attendance

Our Board of Directors prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of the stockholders. Board and committee attendance is central to the proper functioning of our Board and is a priority. Directors are expected to make every effort to attend all meetings of the Board, meetings of committees on which they serve and the annual meeting of stockholders.

Board and Company Culture

Our Corporate Governance Guidelines are coupled with a robust, open and effective Board environment that promotes respect, trust and candor, fosters a culture of open dissent and permits each director to express opinions and contribute to the Board process. Directors are expected to have unrestricted access to management and any company information they believe is necessary and appropriate to perform their roles as directors. The participation of Board members and the open exchange of opinions are further encouraged at the Board committee level through the periodic rotation of Board members among its standing committees. This open and candid operating environment is shared by management and the Board and is essential to fully realize the benefits of our Corporate Governance Guidelines, committee charters and other policies governing our company.

Stockholder Communications with the Board of Directors

Stockholders and interested parties may communicate with our Board of Directors by sending correspondence to the Board, a specific Board committee or a director c/o Corporate Secretary, Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303 or by sending electronic mail to corpsec@internap.com.

The Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items which warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

Any suggestions, concerns or reports of misconduct at our company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report on https://internap.alertline.com/gcs/welcome (anonymously, if desired) or by calling our third-party provider, Global Compliance, at (800) 323-6182.

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation of our non-employee directors is as follows:

	Cash ($)	Stock Options(1)(3) ($)	Restricted Stock(2)(3) ($)

Newly appointed or elected director	—	—	Number of restricted shares equal to $75,000
Annual director retainer	$20,000	Number of options equal to $37,500	Number of restricted shares equal to $37,500
Board meeting attendance fee – scheduled to be held in person	1,500	—	—
Committee meeting attendance fee – scheduled to be held in person	1,000	—	—
Board or Committee meeting attendance fee – scheduled to be held by telephone	750	—	—
Audit Committee chairperson annual retainer	15,000	—	—
Audit Committee member annual retainer	7,500	—	—
Compensation Committee chairperson annual retainer	10,000	—	—
Compensation Committee member annual retainer	5,000
Nominations and Governance Committee chairperson annual retainer	7,500	—	—
Chairman annual retainer(4)	50,000	—	—

(1) All stock options are fully vested and have an exercise price equal to 100% of the fair market value on the grant date, which is the closing price of our common stock reported on Nasdaq on that date.
(2) All shares of restricted stock vest in three annual installments on the anniversary of grant.
(3) The Compensation Committee’s independent compensation consultant determines the number of options and shares of restricted stock based on the fair market value of our common stock on the grant date.
(4) Our Chairman, Daniel C. Stanzione, receives the listed amount in lieu of the retainer of $20,000 paid to all other directors and receives the standard director fees for attendance at Board and committee meetings as well as the equity grants made to all other directors.

We also pay director expenses associated with attending Board of Directors and committee meetings. Directors who are also employees do not receive any additional compensation for serving on the Board or any of its committees.

The following table lists the compensation paid to our non-employee directors during 2010:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	Total
Charles B. Coe	$55,750	$42,415	$50,372	$148,537
Eugene Eidenberg(4)	49,750	42,415	50,372	142,537
Patricia L. Higgins	58,250	42,415	50,372	151,037
Kevin L. Ober	48,750	42,415	50,372	141,537
Gary M. Pfeiffer	62,250	42,415	50,372	155,037
Michael A. Ruffolo(5)	46,250	117,413	50,372	214,035
Daniel C. Stanzione	83,000	42,415	50,372	175,787
Debora J. Wilson(5)	47,500	117,413	50,372	215,285

(1) Listed amounts include the annual retainers and meeting fees.
(2) Represents the full grant date fair value of restricted stock and stock options granted in 2010, calculated in accordance with FASB ASC Topic 718. We value restricted stock using the closing price of our common stock reported on Nasdaq on the grant date. We value stock options using the Black-Scholes model. For additional valuation assumptions, see Note 16 to our Consolidated Financial Statements for the fiscal year ended December 31, 2010. The values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time that the restricted stock vests.
(3) The following table lists the number of outstanding stock options and restricted stock awards held by our non-employee directors as of December 31, 2010. The reported numbers reflect only grants made by the company and do not include any other stock that a director may have acquired on the open market:

Name	Options (#)(a)	Restricted Stock (#)(b)
Charles B. Coe	74,560	21,850
Eugene Eidenberg	171,559	20,185
Patricia L. Higgins	72,560	26,579
Kevin L. Ober	36,423	17,449
Gary M. Pfeiffer	38,560	29,768
Michael A. Ruffolo	16,290	24,177
Daniel C. Stanzione	72,560	21,850
Debora J. Wilson	16,290	24,177

(a)	All outstanding options are fully vested.
(b)
Shares reported are net of any shares withheld at the election of a director to satisfy minimum statutory tax obligations upon vesting of restricted stock. Some of the reported grants remain subject to time-based vesting.

(4) Dr. Eidenberg will be retiring from our Board immediately before our annual meeting as required by the retirement policy in our Corporate Governance Guidelines.
(5) Mr. Ruffolo and Ms. Wilson joined our Board on January 1, 2010. The reported values of restricted stock and stock options include both new director grants made when each individual joined our Board as well as annual grants.

Stock Ownership Guidelines for Non-Employee Directors

The Board of Directors adopted new stock ownership guidelines in 2010 that require each director to beneficially own a number of shares of company common stock equal to five times the annual director retainer as identified above. We believe that these guidelines further align the interests of directors and stockholders. Please see “Compensation Discussion and Analysis—Stock Ownership Guidelines for Named Executive Officers” for additional information regarding the guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

Five Percent Stockholders

The following table sets forth information as to those holders known to us to be the beneficial owners of more than 5% of our outstanding shares of common stock as of December 31, 2010:

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
BlackRock, Inc.(2)	3,124,875	5.98%
Dimensional Fund Advisors LP(3)	2,807,750	5.37%
Kornitzer Capital Management, Inc.(4)	3,647,807	6.98%

(1) As of April 1, 2011, based on 52,273,845 shares outstanding on that date.
(2) Based on information set forth in Amendment No. 1 to Schedule 13G filed February 4, 2011. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power over the 3,124,875 shares of our common stock. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(3) Based on information set forth in Amendment No. 1 to Schedule 13G filed February 11, 2011. The Schedule 13G indicates that Dimensional Fund Advisors LP has sole voting power over 2,672,013 shares of our common stock and sole dispositive power over 2,807,750 shares of our common stock. The business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(4) Based on information set forth in Amendment No. 2 to Schedule 13G filed January 21, 2011. The Schedule 13G indicates that Kornitzer Capital Management, Inc. has sole voting power over 3,647,807 shares of our common stock, sole dispositive power over 3,529,332 shares of our common stock and shared dispositive power over 118,475 shares of our common stock. The business address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

Stock Ownership of Management

The following table sets forth the number of shares of common stock beneficially owned as of April 1, 2011 by each of our directors and named executive officers (as defined below under “Compensation Discussion and Analysis”) and all of our directors and named executive officers as a group. The address of each current director and named executive officer is c/o Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303.

To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Charles B. Coe	111,410	*
J. Eric Cooney	1,191,002	2.27%
Eugene Eidenberg(3)	301,422	*
Patricia L. Higgins	99,139	*
Kevin L. Ober	53,872	*
Gary M. Pfeiffer	68,328	*
Michael A. Ruffolo	40,467	*
Daniel C. Stanzione	108,410	*
Debora J. Wilson	53,467	*
George E. Kilguss III	289,986	*
Steven A. Orchard	90,528	*
Randal R. Thompson	134,369	*
Richard P. Dobb(4)	49,039	*
All directors and executive officers as a group (13 persons)	2,591,439	4.87%

* Represents beneficial ownership of less than 1%.

(1) Includes shares that may be acquired by the exercise of stock options granted under our stock option plans within 60 days after April 1, 2011 as follows:

Name	Options
Charles B. Coe	74,560
J. Eric Cooney	252,759
Eugene Eidenberg	171,559
Patricia L. Higgins	72,560
Kevin L. Ober	36,423
Gary M. Pfeiffer	38,560
Michael A. Ruffolo	16,290
Daniel C. Stanzione	72,560
Debora J. Wilson	16,290
George E. Kilguss III	69,132
Steven A. Orchard	52,837
Randal R. Thompson	44,020
Richard P. Dobb	—
Directors and executive officers as a group	917,550
(2) As of April 1, 2011, based on 52,273,845 outstanding on that date.
(3) Includes 13,236 shares of common stock held by Dr. Eidenberg; 85,077 shares of common stock held by Dr. Eidenberg, as trustee of the Eugene Eidenberg Trust dated 9/97; 2,799 shares of common stock held by Eugene Eidenberg, as trustee of the Anna M. Chavez Educational Trust and 8,566 shares held by Anna M. Chavez. Dr. Eidenberg will be retiring from our Board immediately before our annual meeting as required by the retirement policy in our Corporate Governance Guidelines.
(4) The employment of Mr. Dobb, our former Chief Administrative Officer, was terminated February 1, 2011. The number of shares reported in the table above reflects the number of vested shares of restricted stock that he held on his termination date, which may not reflect his current holdings.

EXECUTIVE OFFICERS

Executive Officers

In addition to Mr. Cooney, our Chief Executive Officer and President, whose biographical information appears under “Proposal 1—Election of Directors,” set forth below are the names, ages and biographical information for each of our current executive officers.

Name	Age	Position
J. Eric Cooney	45	Chief Executive Officer and President
George E. Kilguss III	50	Chief Financial Officer
Steven A. Orchard	39	Senior Vice President, Operations and Support
Randal R. Thompson	43	Senior Vice President, Global Sales

George E. Kilguss III has been our Chief Financial Officer since 2008 and manages all of our finance, accounting, treasury, information technology and real estate activities. Prior to joining us, Mr. Kilguss served as Chief Financial Officer of Towerstream Corporation from 2004 to 2007. From November 2000 until December 2003, Mr. Kilguss was a private investor. From September 1998 until October 2000, Mr. Kilguss was Chief Financial Officer of Stratos Global Corporation, a publicly traded company on the Toronto Stock Exchange. Mr. Kilguss was also an Executive Vice President of Stratos Global Corporation and served on its board of directors from April 1999 until October 2000. Mr. Kilguss holds an M.B.A. in finance and accounting from the University of Chicago’s Graduate School of Business and a B.S. in economics and finance from the University of Hartford.

Steven A. Orchard has been our Senior Vice President, Operations and Support since 2009, where he leads our operations and customer support programs. Mr. Orchard originally joined us in 1999 and has previously served as Senior Manager, IP Operations from 2005 until 2006; Director, Network Operations from 2006 until 2007 and Vice President, Network Operations from 2007 until 2009. Prior to joining us, Mr. Orchard held systems positions with Codesic, Inc. and Oasis Systems, Inc. Mr. Orchard holds a B.S. from the University of Oregon.

Randal R. Thompson has been our Senior Vice President of Global Sales since 2009 and leads our worldwide sales organization, strategy and programs. Mr. Thompson originally joined us in 2003 as Market Manger and previously served as our regional Vice President Sales for mid-America and Europe from 2006 to 2007 and Vice President, Global Sales from 2007 through 2009. Prior to joining us, Mr. Thompson served as Director of Sales for Major and National Accounts at MCI WorldCom. Mr. Thompson holds a B.S. from the University of New Haven.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward named executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, short-term (annual) cash incentive awards and long-term equity incentive awards.

In 2010, we achieved a number of important milestones in the turnaround of our business. We made strategic investments to drive innovation, enhance our competitiveness, solidify our growth and expand the value of our company. In 2010, specific accomplishments included the following:

●
Highest Profitability in Company History. We delivered the highest profitability in company history in 2010: adjusted EBITDA was $39.2 million, a 40% increase from 2009. Adjusted EBITDA is a non-GAAP financial measure, and is defined as loss from operations plus (a) depreciation and amortization, (b) loss on disposals of property and equipment, (c) impairments and restructuring and (d) stock-based compensation.

●	High Total Stockholder Return. Our total stockholder return increased 29.4% in 2010 compared to the Nasdaq market index increase of 16.9%.
●	Expansion of Company Data Centers. We added approximately 30,000 net sellable square feet of company-controlled data center space, an increase of 26% compared to our footprint in 2009.
●
Expanded Product Line. We enhanced and expanded our IT infrastructure services capabilities by adding new enterprise-grade server, storage and security options in our managed hosting business and launching our innovative accelerated IP service, XIPTM.

While we are pleased with these accomplishments, we are also mindful of our failure to achieve our revenue target for 2010. The Compensation Committee is satisfied that the design, implementation and execution of our compensation programs achieved an appropriate balance between rewarding success while not rewarding failure. Thus, the named executive officers did not receive their total target incentive compensation for 2010 because we did not meet our 2010 revenue target (the range of incentive compensation received was 55% to 70% of target). In summary, we set aggressive corporate financial goals and paid for performance against these goals.

Significant Compensation Practices and Recent Modifications

We target the elements of our compensation program to provide all employees, including our named executive officers, with a total compensation program that is market competitive and rewards individual performance. This is intended to ensure that we maintain an appropriate cost structure while attracting, motivating and retaining talented professionals.

In setting the compensation of our named executive officers, we use peer group data prepared by third parties to assess the competitiveness of our compensation levels and provide a target range for our compensation programs. More specifically, we aim to keep the compensation levels of our named executive officers within a range around the median compensation for our peer group. Where appropriate, we adjust compensation to account for factors such as the individual’s level of experience, responsibilities, performance and expected future contributions. Ultimately, the determination of the compensation level for any named executive officer is not formulaic but is developed with balanced consideration of the above elements.

We review and evaluate our compensation programs, practices and policies on an ongoing basis. We modify our compensation programs to address evolving best practices. We have provided below some of the more significant practices and recent modifications.

●
Base Salaries. After due consideration, the Board of Directors determined not to increase the base salary of our Chief Executive Officer in 2011 based on competitive market data demonstrating that his base salary was already at a competitive level. Similarly, the Compensation Committee considered the base salaries of our other named executive officers and, in part based on the Chief Executive Officer’s recommendations, determined to increase their base salaries between 2.2% to 7.7% in 2011.

●	Performance-Based Compensation. Our philosophy is to pay for performance. In that regard, both short-term and long-term incentive awards for named executive officers are impacted by both corporate and individual performance. For 2010, 72% of our Chief Executive Officer’s total compensation was incentive compensation. For our other named executive officers, the percentages were between 56% to 65%. Please see the graph on page 20 for additional information on the allocation of our compensation.
●	Short-Term (Annual) Incentive Compensation. Our Chief Executive Officer and Chief Financial Officer will be eligible to receive an award under our short-term incentive plan for performance in 2011 based on attainment of revenue and/or EBITDA targets. Our Compensation Committee believes revenue and EBITDA are the most appropriate targets to align individual incentives with the creation of stockholder value. The Chief Executive Officer and Chief Financial Officer do not have individual objectives tied to short-term incentives in 2011. The remaining named executive officers share the same revenue and EBITDA targets, but will also have one or more individual objectives related to their specific area of responsibility. In addition to motivating these individuals toward the same corporate financial targets, the Compensation Committee felt it important to have a mechanism to cascade critical, non-financial objectives throughout our company. These individual non-financial objectives will help drive key corporate objectives and include engineering development deliverables, customer satisfaction metrics and operational availability targets.
●	Long-Term Incentive Compensation. Long-term incentive compensation through equity awards continues to be an important component of the compensation for each of our named executive officers. Our equity incentive awards are comprised of stock options and restricted stock, the value of which is closely linked to our total stockholder return. Grants are made at fair market value and vest over four years, and if Proposal 2 is approved, we will not be able to reuse shares that are withheld for the payment of taxes on the vesting of restricted stock. We believe long-term incentive compensation both aligns the interests of our employees with that of our stockholders and provides an appropriate tool for employee retention and motivation.
●	No Perquisites. We do not provide our named executive officers with any perquisites.
●	Stock Ownership Guidelines. In 2010, our Board of Directors approved stock ownership guidelines for senior management (including named executive officers) and non-employee directors to further align senior management, non-employee director and stockholder interests. These individuals are required to beneficially own a number of shares of company common stock as determined below:

	Individual	Multiple
	Chief Executive Officer	6.0x base salary
	Chief Financial Officer	3.0x base salary
	All Other Senior Vice Presidents	2.0x base salary
	Non-Employee Directors	5.0x annual retainer

The guidelines require these individuals to retain 100% of the shares granted to them by the company (net of applicable taxes) until the guidelines are achieved.
●
Double Trigger Change in Control Agreements. Our named executive officers will receive specified payments and acceleration of vesting of equity in the event of a change in control of our company. The payments and acceleration of vesting are considered “double trigger,” that is, a named executive officer will only be entitled to a change in control payment and acceleration of vesting if the company has undergone a change in control and that named executive officer’s employment is terminated following such change in control.

●	Clawback Policy. Our clawback policy allows us to “clawback” compensation paid to any employee (and not just members of senior management) who has engaged in fraud or intentional misconduct in the event of a financial restatement.

●
No Speculative Transactions. All of our employees (including named executive officers) and directors are prohibited from engaging in any speculative transactions in company securities, including engaging in any prepaid forward contracts, equity swaps, collars and exchange funds or any other transaction in which the person could profit if the value of our stock falls.

●	Repricing of Stock Options. Proposal No. 2 would strengthen the prohibition against repricing of stock options. If Proposal No. 2 is approved by our stockholders, we will not be permitted to reprice stock options without explicit stockholder approval.
●	Limit on Full Value Awards in Equity Plan. If Proposal No. 2 is approved by our stockholders, we will be limited in our ability to grant full value awards (i.e., restricted stock) to 50% of the total number of shares available under our equity plan.
●	Limit on Incentive Awards. The total amount of awards that may be paid to named executive officers under our short-term (annual) incentive plan in 2011 are limited to the following percentages of base salary: Chief Executive Officer: 200%; Chief Financial Officer: 130% (an increase from 100% for 2010) and between 80% to 100% for our other named executive officers.
●	Compensation Risk Assessment. Our Compensation Committee annually reviews and approves the company’s compensation strategy, which includes a review of compensation-related risk management. In this review, the Compensation Committee analyzes our executive compensation program, including the short-term (annual) incentive plan and long-term incentive compensation. The Compensation Committee does not believe that our compensation program encourages excessive or unnecessary risk-taking.
●	Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors as defined by Nasdaq and our director independence standards.
●	Independent Compensation Consultant. Our independent compensation consultant is retained directly by the Compensation Committee and performs no other consulting or other services for our company. The independent compensation consultant had no relationship with any named executive officer prior to the engagement.

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the 2010 compensation of our named executive officers.

Overview of Our Executive Compensation Program

The principal components of our executive compensation program are base salary, a short-term (annual) cash incentive based on performance and a long-term equity incentive consisting of stock options and restricted stock. We benchmark our executive compensation program against the median compensation at a group of peer companies (as described below) as well as the median level of compensation derived from broad-based surveys of companies of similar size to us. We use this market compensation information to evaluate the competitiveness of our executive compensation program relative to our peers.

This section refers to the compensation of our “named executive officers” unless we note otherwise:

●	J. Eric Cooney, Chief Executive Officer and President
●	George E. Kilguss III, Chief Financial Officer
●	Steven A. Orchard, Senior Vice President, Operations and Support
●	Randal R. Thompson, Senior Vice President, Global Sales
●	Richard P. Dobb, former Chief Administrative Officer. Mr. Dobb’s employment terminated February 1, 2011, but he did serve as a named executive officer for all of 2010.

Compensation Committee

The Compensation Committee reports to our Board of Directors on all compensation matters for our senior management, including our named executive officers. You may learn more about the Compensation Committee’s responsibilities by reading the Compensation Committee’s charter, which is available in the “Corporate Governance” section on the “Investor Services” page of our website at www.internap.com.

The Compensation Committee annually reviews and approves the compensation of our named executive officers, other than the Chief Executive Officer, and annually reviews and makes recommendations to the full Board of Directors regarding the compensation of our Chief Executive Officer. A majority of the independent directors of the full Board must approve the compensation of our Chief Executive Officer.

Compensation Objectives

We design and manage our company-wide compensation programs to align with our overall business strategy and to create value for our stockholders. We believe it is important that our compensation programs:

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Are competitive. Our programs are designed to attract, motivate and retain talented individuals at all levels of our company. We structure our compensation programs to be competitive with the compensation paid by similar companies.

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Are linked to performance. Most of our employees, including our named executive officers, are eligible to receive short-term (annual) incentive and long-term equity incentive compensation upon achievement of corporate and/or individual performance goals. We select performance goals that, to the extent achieved, we believe will facilitate the long-term profitable growth of our company and, thus, contribute to long-term value for our stockholders. We believe that linking compensation to performance rewards our employees, including named executive officers, for achieving and exceeding performance goals, without creating a sense of entitlement and without encouraging excessive risk taking.

●
Align the interests of our named executive officers with those of our stockholders. Our annual performance goals are intended to support the creation of long-term stockholder value. Long-term equity incentive compensation vests over a four-year period and the value of such compensation increases or decreases with changes in the price of our common stock over time. In combination with our minimum stock ownership guidelines, our long-term equity incentive compensation further aligns the interests of our named executive officers and stockholders.

Components of Executive Compensation

The components of our executive compensation program, the primary purpose of each component and the form of compensation for each component are described in the following table.

Component	Primary Purpose	Form of Compensation

Base Salary	Provides base compensation for day-to-day performance of job responsibilities	Cash

Short-Term (Annual) Incentive Compensation	Rewards annual performance based on achievement of corporate and individual performance goals, as applicable	Cash

Long-Term Equity Incentive Compensation	Provides incentive for long-term performance, retention and motivation, thereby aligning the financial interests of our named executive officers with the interests of our stockholders
Stock options, which vest 25% on first anniversary of the grant date and in 36 equal monthly installments thereafter; restricted stock, which vests in four equal annual installments beginning on first anniversary of grant date

Allocation of Compensation Components

We manage our business with the goal of maximizing stockholder value, and, accordingly, a significant percentage of the compensation of our named executive officers is variable and linked to performance of both the company and/or the individual. The compensation components linked to performance (targeted short-term (annual) incentive compensation and value of long-term equity incentive compensation) of our named executive officers exceeds their annual base salary.

The Compensation Committee considers qualitative and quantitative factors when setting compensation for each named executive officer. We do not have a specific formula for the allocation of compensation between fixed (base salary) and variable, nor for the individual elements of compensation (base salary, short-term (annual) incentive and long-term equity incentive). We determine each individual’s allocation between base salary and short-term and long-term incentive compensation based on factors including:

●	strategic objectives of our business;
●	competitive review of the allocation at peer companies;
●	broad-based survey data; and
●	the named executive officer’s role within our company, experience and performance.

The following table illustrates the allocation of the targeted principal compensation components for our named executives for 2010. The percentages reflect the amounts of base salary and targeted short-term (annual) incentive compensation for 2010 and the aggregate grant date fair values of long-term equity compensation (stock options and restricted stock) granted in 2010.

ALLOCATION OF TARGETED PRINCIPAL PAY COMPONENTS FOR 2010

* The amount reported for Mr. Cooney’s long-term equity incentive compensation does not include the grant date fair value of 200,000 shares of restricted stock granted to him in March 2010. These shares were considered granted to him in 2009 when he commenced employment.

Compensation Consultant and Benchmarking

Compensation Strategies, Inc. (“CSI”) has served as independent compensation consultant to the Compensation Committee since 2009 and assists the Compensation Committee in designing and implementing our executive compensation program.

The Compensation Committee and management sought the views of CSI regarding market trends for executive compensation and analysis of specific compensation program components. CSI provided information comparing direct compensation for the named executive officers to market data from a group of peer companies (as described below) as well as other broader-based survey sources. “Direct compensation” encompassed base salary, annual bonus opportunities and long-term compensation in the form of equity grants.

Based on CSI’s recommendation, the Compensation Committee selected a group of peer companies for use in establishing 2010 compensation levels for the named executive officers. CSI provided 50th percentile compensation information from this peer group for base salary and short- and long-term incentive compensation. Consistent with standard practices, due to the varying sizes of the companies included in the peer group, statistical analysis was used to “size-adjust” the market compensation data to reflect our relative annual revenue. This peer group consisted of:

Akamai Technologies, Inc.	F5 Networks, Inc.	Rackspace Hosting, Inc.
Aruba Networks, Inc.	InfoSpace, Inc.	Riverbed Technology Inc.
Blue Coat Systems	j2 Global Communications, Inc.	Savvis Inc.
Cbeyond Inc.	Limelight Networks Inc.	Switch & Data Facilities Company, Inc..
Cogent Communications Group	Navisite Inc.	Terremark Worldwide Inc.
Digital River, Inc.	NeuStar, Inc.	Veraz Networks, Inc.
Equinix Inc.	Omniture, Inc.	Websense, Inc.

The Compensation Committee selected a similar group of peer companies for use in establishing 2011 compensation levels for the named executive officers, with the elimination of Omniture, Inc. and Switch & Data Facilities Company, Inc., both of which have been acquired.

Other than executive and Board compensation consulting, CSI did not provide any other services to the company in 2010. The Compensation Committee has engaged CSI for executive compensation services in 2011.

The Compensation Committee considered the market compensation data and the experience levels and responsibilities of the named executive officers as reference points in evaluating the compensation components and levels for the named executive officers. Generally, we target our compensation program to fall within a range around the median of the market compensation data for similarly-sized companies in the telecommunications and technology industries. While we target the median, individual named executive officer compensation may be either below or above the median based on individual circumstances including performance, experience and/or recruiting and retention needs. When our corporate performance exceeds targets established by the Compensation Committee, the total cash compensation paid to our named executive officers, as a group, may exceed targeted total cash compensation levels, which reflects the Compensation Committee’s commitment to pay for performance. When our corporate performance does not meet our established targets, total cash compensation of our named executive officers generally would be below targeted levels, which also reflects a commitment to pay for performance.

Principal Components of our Executive Compensation Program

Base Salary

Base salary is the only fixed component of our named executive officer’s total compensation package. Our annual salary review process is based on our overall annual budget guidelines and is influenced by competitive market data (provided by CSI) as well as individual performance. Our salary increase philosophy provides for larger increases for higher levels of individual performance. Our Compensation Committee approved an overall 2.8% budget for annual salary increases for all employees in both 2010 and 2011.

Annual Performance Appraisal. All employees, including named executive officers, undergo an annual performance appraisal. The employee’s performance for the prior year is evaluated by his or her direct supervisor.

Our Chief Executive Officer develops a performance appraisal for each named executive officer, which considers the individual’s overall responsibilities, skills, experience and tenure in the particular position. The Chief Executive Officer uses his judgment in assessing those factors in a qualitative manner. Together with the competitive market data, this appraisal guides the Chief Executive Officer’s recommendation for each named executive officer’s salary increase, if any. In February of each year, our Chief Executive Officer reviews the competitive market data along with his recommendations for salary increases with the Compensation Committee. The Compensation Committee makes the final determination of each named executive officer’s base salary.

With regard to the Chief Executive Officer, the Compensation Committee reviews his performance and makes a recommendation to the full Board of Directors as to any change in base salary. After considering the recommendation of the Compensation Committee, the full Board meets in executive session and approves the Chief Executive Officer’s base salary.

2010 and 2011 Base Salaries. In our effort to manage employee-related costs, none of our named executives received a base salary increase in 2009. After due consideration of individual, company and market dynamics discussed above, the Compensation Committee approved salary increases (detailed in the table below) ranging from 2.2% to 7.7% for 2010 and 2011 for our named executives, except Mr. Cooney, as described below. Salary increases are effective April 1 of each calendar year.

	Salary Increase	2010	% Salary Increase	2011
Named Executive	for 2010 (%)	Base Salary ($)	for 2011 (%)	Base Salary ($)
George E. Kilguss III	5.5%	290,000	3.4%	300,000
Steven A. Orchard	5.4%	195,000	7.7%	210,000
Randal R. Thompson	2.2%	230,000	2.2%	235,000
Richard P. Dobb(1)	2.6%	280,000	–	–

(1)	Mr. Dobb’s employment terminated on February 1, 2011.

The Compensation Committee approved the foregoing increases in base salaries based on the following:

●	Mr. Kilguss’ salary was increased to reflect his personal performance and impact to our company as well as the level of competitiveness of his total compensation package.
●	Mr. Orchard’s base salary was increased to reflect his leadership contributions and to better position his total cash compensation relative to our other named executive officers and market.
●	Mr. Thompson’s base salary was increased to reflect his personal performance and to better position his total cash compensation relative to market.

The base salaries of these named executive officers are in a range from somewhat below to no more than 15% above their respective market medians.

The full Board did not change Mr. Cooney’s base salary primarily due to the current competitive nature of his base salary, which is approximately 30% above his market median. Mr. Cooney’s base salary was established through comprehensive negotiations prior to his employment and was influenced by market levels for his position as well as his experience and professional achievements.

Short-Term (Annual) Incentive Compensation

Named executive officers can earn an annual cash award under our short-term incentive plan based on achievement of corporate financial targets and achievement of individual targets, as applicable. Our Compensation Committee believes short-term incentive compensation opportunities for named executive officers should be competitive with incentive compensation at comparable peer-group companies of similar size and companies with whom we compete to hire exceptional talent. Our corporate financial targets are based on our financial plan approved by the Board of Directors. This approach ensures alignment and focus among named executive officer around the attainment of corporate financial targets. The Compensation Committee considers each named executive officer’s performance, experience level and potential to impact our short-term performance when setting an individual’s annual incentive compensation opportunity.

Our Compensation Committee approves awards to named executive officers, other than Mr. Cooney, and reviews results achieved compared to corporate and individual targets. The Board of Directors (excluding Mr. Cooney) approves any award to Mr. Cooney after receiving recommendations from the Compensation Committee.

2010 Short-Term Incentive Plan

Our Compensation Committee approved the 2010 Short-Term Incentive Plan (the “2010 STIP”) which awarded participants at or above the vice president level, including named executive officers, for achievement of three criteria:

          ●     revenue (30% of potential award);
          ●     adjusted EBITDA (40% of potential award); and
          ●     individual and business unit objectives specific to each individual (30% of potential award).

The Compensation Committee, for named executive officers other than our Chief Executive Officer, and the Board of Directors, for our Chief Executive Officer, assigned each individual a target level of incentive compensation potential, expressed as a percentage of base salary. In setting the potential annual incentive compensation each named executive officer could earn at the target award level, the Compensation Committee considered the competitive market data provided by CSI and the experience and responsibilities of the named executive officers.

The 2010 STIP incorporated a threshold level of performance for each corporate and individual objective, which had to be exceeded in order for an award to be made. No award would be made to a participant at the threshold level of performance. The award increased linearly from threshold to target and from target to stretch.

Our revenue and adjusted EBTIDA targets for the 2010 STIP were as follows:

Criteria	At Threshold	At Target	At Stretch
Revenue	$ 247.4 million	$ 260.4 million	$ 273.4 million
Adjusted EBTIDA	35.3 million	39.2 million	43.1 million

Our revenue and adjusted EBITDA for the year ended December 31, 2010 were $244.2 million and $39.2 million, respectively. We did not meet our revenue target, but did meet our adjusted EBITDA target. Accordingly, the named executive officers received an award based on achievement of the target level for adjusted EBITDA plus achievement of individual objectives, as applicable.

The table below outlines the potential target levels and the award made (on March 15, 2011) to each named executive officer under the 2010 STIP:

Name	At Threshold(1)	At Target (%)	At Target(2) ($)	At Stretch (%)	At Stretch ($)	2010 STIP Award ($)
J. Eric Cooney	–	100%	$600,000	200%	$1,200,000	$420,000
George E. Kilguss III	–	50%	145,000	100%	290,000	90,867
Steven A. Orchard	–	40%	78,000	80%	156,000	54,600
Randal R. Thompson	–	50%	115,000	100%	230,000	63,250
Richard P. Dobb(3)	–	50%	140,000	100%	280,000	–

(1) Partial awards could be earned for each goal based on achievement between the threshold and target levels. Threshold levels differ by goal.
(2) The amount that a named executive earned was based on the individuals’ base salary as of December 31, 2010.
(3) Mr. Dobb’s employment terminated on February 1, 2011; as he was not an employee on the award date, he did not receive an award under the 2010 STIP.

A named executive officer is only entitled to stretch awards with respect to attainment of corporate financial objectives but not for attainment of individual performance objectives. Thus, the potential stretch awards in the above table could only have been achieved with significant over-achievement of corporate financial objectives. Mr. Cooney’s target percentage was approximately 20 percentage points above his market median. The other named executive officers’ target percentages were within a range of approximately +/- 5 percentage points around their respective market medians.

Awards to all of the named executive officers under the 2010 STIP were in part based upon meeting the corporate financial target for adjusted EBITDA. In addition, awards were based on the following personal achievements:

●
Mr. Cooney: The Board of Directors considered (a) the successful completion of our program to proactively reduce the number of low profit customer contracts in partner data centers, (b) meeting targeted dates for expansion of company-controlled data centers and (c) enhancement and expansion of our IT infrastructure capabilities, including addition of new enterprise-grade server, storage and security options in our managed hosting business and the launch of our innovative accelerated IP service, XIPTM.

●	Mr. Kilguss: The Compensation Committee considered the achievements of the finance organization, including cost reductions and operational efficiencies.
●	Mr. Orchard: The Compensation Committee considered the achievement of customer service and support metrics.
●	Mr. Thompson: The Compensation Committee considered the achievements of the sales organization, including sales force development and productivity and bookings growth.

2011 Short-Term Incentive Plan

The 2011 Short-Term Incentive Plan (the “2011 STIP”) operates similarly to the 2010 STIP, except as noted below. Any award under the 2011 STIP to our Chief Executive Officer and Chief Financial Officer will be based solely on the achievement of one or both of the following two corporate financial targets:

●	revenue (40% of potential award); and
●	adjusted EBITDA (60% of potential award).

All other eligible employees at or above the vice president level, including our other named executive officers, will be eligible to receive an award based on achievement of one or more of the following three criteria:

●	revenue (30% of potential award);
●	adjusted EBITDA (40% of potential award); and
●	individual and business unit objectives specific to each individual (30% of potential award).

Our Compensation Committee believes that it is important to align the interests of our senior management with those of our stockholders. For that reason, they have removed the individual objectives for our Chief Executive Officer and Chief Financial Officer. No award will be made to them under the 2011 STIP unless the company meets one or both of the corporate financial targets. For our other named executive officers, the Compensation Committee felt it important to have a mechanism to cascade critical, non-financial targets throughout our company. These non-financial individual targets will help drive key corporate objectives and include engineering development deliverables, customer satisfaction metrics and operational availability targets.

The table below outlines the potential target levels and awards that may be earned by the named executive officers under the 2011 STIP:

Name	At Threshold(1)	At Target (%)	At Target(2) ($)	At Stretch (%)	At Stretch ($)
J. Eric Cooney	–	100%	$600,000	200%	$1,200,000
George E. Kilguss III	–	65%	195,000	130%	390,000
Steven A. Orchard	–	40%	84,000	80%	168,000
Randal R. Thompson	–	50%	117,500	100%	235,000

(1) Partial awards may be earned for each goal based on achievement between the threshold and target levels. Threshold levels differ by objective.
(2) The amount that a named executive can earn will be based on the individual’s actual base salary earned during 2011.

Mr. Cooney’s target award percentage for 2011 is unchanged from his 2010 level and is approximately 15 percentage points above his market median. Mr. Cooney’s target award percentage was established through comprehensive negotiations and is set forth in his offer letter. The other named executive officers’ target award percentages are within a range of approximately +/- 5 percentage points around their respective market medians.

Our Compensation Committee reviews the structure and parameters of our short-term incentive plan annually in light of current corporate performance and objectives, industry conditions and other relevant factors. The Compensation Committee will then make adjustments to the plan that it believes are necessary to align the short-term incentives with the appropriate corporate objectives for the next year.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive compensation annually under our 2005 Incentive Stock Plan. Our long-term equity compensation program for senior management, including our named executive officers, consists of stock options and restricted stock. We believe this structure appropriately aligns employee interests with those of our stockholders, encourages retention and rewards employees for sustained performance results. Our stock option program has historically been the primary means by which we grant long-term equity compensation to a broad group of employees to focus their efforts on our long-term performance and stock price improvement. Our restricted stock program is designed for a more select group of key employees and rewards achievement of performance goals and appreciation in our stock price.

Equity Grant Practices. Our Compensation Committee administers our 2005 Incentive Stock Plan and approves the amount of and terms applicable to grants and awards, other than grants and awards to our Chief Executive Officer, which our full Board of Directors approves. In addition to annual grants and awards, the Compensation Committee may approve special grants or awards to named executive officers, such as a grant or award to a new hire or for a promotion.

Our Compensation Committee annually reviews long-term equity incentive levels for all named executive officers in light of long-term strategic and performance objectives and each named executive officer’s role within our company and current and anticipated contributions to our future performance. In determining the aggregate value of stock option and restricted stock awards for an individual, the Compensation Committee considers the individual’s position, responsibilities, tenure and performance, as well as the competitive market data provided by CSI. The Compensation Committee then determines the appropriate allocation of the value between stock option and restricted stock awards. Our Chief Executive Officer provides input to these decisions, except in the case of his own compensation.

In 2010, the Compensation Committee approved annual grants of stock options and restricted stock at its regularly-scheduled meeting in February 2010, which had been previously scheduled to occur before the release of financial results in 2010. In 2011, the Compensation Committee reviewed its approach to annual equity grants and determined that it would approve such grants after the release of financial results for 2010, which it did in February 2011. The Compensation Committee expects to continue this practice in future years and will attempt to schedule regular meetings to accommodate this practice.

Stock Options. The number of stock options granted to a named executive officer is based upon the individual’s position and level of responsibility considering competitive market data. In accordance with our stock plan, the option exercise price is the fair market value of our common stock on the grant date, which is the closing price reported on Nasdaq on that date. Stock options generally vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter. We do not reprice stock options, and if Proposal 2 is approved by our stockholders, we would have to stockholder approval to reprice stock options in the future.

Restricted Stock. Restrictions on restricted stock generally lapse in four equal annual installments beginning on the first anniversary of the grant date.

In 2010, the Compensation Committee approved award values and split the value of each individual’s equity award into 20% restricted stock and 80% stock options based on competitive market data. In 2011, we followed a similar allocation, except for grants made to our Chief Executive Officer, who received 100% of his annual equity grant in the form of stock options. The Board of Directors granted our Chief Executive Officer only stock options and no restricted stock in 2011 after consideration of the most appropriate risk/reward balance for long-term incentives that would align with the interests of our stockholders. The Compensation Committee retains the discretion to change the allocation of future equity awards for individuals or named executive officers as a group.

The Compensation Committee based 2010 awards on a modified market median method as recommended by CSI to reflect the lagging impact of the economy on published survey data and lowered long-term incentive values reported in competitor proxy materials. For 2010, grant values were equal to their respective adjusted market medians for our Chief Executive Officer and Chief Financial Officer. Grant values ranged from somewhat below median to no more than 10% above median for the other named executive officers based on internal equity considerations.

For 2011, grant values for the Chief Executive Officer and Senior Vice President, Global Sales were equal to their respective updated market medians, as provided by CSI. The grant value for the Chief Financial Officer was increased to 25% above the market median to reflect the scope of his responsibilities and individual performance. The grant value for the Senior Vice President, Operations and Support was increased to 50% above the market median to reflect his performance and scope of responsibilities.

Named executive officers received the following equity awards in 2010 and 2011:

Name	Number of Shares of Restricted Stock Granted in 2010		Number of Stock Options Granted in 2010	Number of Shares of Restricted Stock Granted in 2011	Number of Stock Options Granted in 2011
J. Eric Cooney	32,092	(1)	248,830	–	242,800
George E. Kilguss III	13,352		103,530	12,360	101,965
Steven A. Orchard	7,597		58,905	8,300	68,469
Randal R. Thompson	7,597		58,905	5,062	41,761
Richard P. Dobb(2)	7,597		58,905	–	–

(1) Pursuant to his offer letter, Mr. Cooney also was granted 200,000 shares of restricted stock on each of March 16, 2010 and 2011. These shares were considered granted to him in 2009 when he commenced employment and, thus, not included in the above table.
(2) Mr. Dobb’s employment was terminated on February 1, 2011; accordingly, he did not receive any grants of restricted stock or stock options in 2011.

The Compensation Committee believes that the compensation program for named executive officers provides significant performance incentives. Specifically, the short-term (annual) incentive plan provides incentives for performance and includes defined performance thresholds and maximum opportunity levels for each named executive officer. The restricted stock and stock option grants encompassing our long-term equity incentive program provide longer-term incentives as recipients can benefit from appreciation in our stock price. The level of stock option grants in the equity awards (80% of the value of the total award for named executive officers, other than our Chief Executive Officer who received 100% of his total award in the form of stock options) focuses recipients on stock price appreciation, thus furthering the goal of rewarding performance and aligning the interests of the named executive officers with those of our stockholders. As these awards vest over time, they also serve as a retention device.

Stock Ownership Guidelines for Named Executive Officers

In 2010, our Board of Directors established stock ownership guidelines for senior management (including named executive officers) and non-employee directors. These new stock ownership guidelines replaced our previous stock retention guidelines and further align the interests of senior management with our stockholders. The ownership guidelines apply to the Chief Executive Officer, Chief Financial Officer, all Senior Vice Presidents and non-employee directors. These individuals are required to beneficially own a number of shares of company common stock having a value equal to or greater than the following thresholds:

Individual	Multiple
Chief Executive Officer	6.0x base salary
Chief Financial Officer	3.0x base salary
All Other Senior Vice Presidents	2.0x base salary
Non-Employee Directors	5.0x annual retainer

Whether an individual meets his or her guideline is annually determined and calculated as the lesser number of shares from either (a) the individual’s salary/retainer (as of October 22, 2010) times the multiple above, divided by $5.00 (which was the approximate price of our common stock at the time the guidelines were implemented) or (b) the individual’s then-current salary/retainer times the multiple above, divided by the then-current price of our common stock. The Board of Directors will periodically review the stock ownership guidelines and may make adjustments to ensure that the interests of senior management are aligned with our stockholders.

The guidelines require the listed individuals to retain 100% of the shares granted to them by us (net of applicable taxes) until the guidelines are achieved. Unrestricted stock held by the individual, including shares purchased on the open market, as well as restricted stock subject to time-based vesting (which are credited toward the guideline on a pre-tax basis) are credited toward the satisfaction of the ownership guidelines. Stock options, whether vested or unvested, are not credited toward the satisfaction of the ownership guidelines. All of our named executive officers and non-employee directors meet the required guidelines, other than one named executive officer who is relatively new to his role.

No Perquisites

We do not provide our named executive officers with any perquisites. We provide named executive officers with the same benefits available to all of our salaried employees, including (a) health and dental insurance; (b) basic life insurance; (c) long-term disability insurance; and (d) participation in our 401(k) plan, including discretionary company-matching contributions.

Limitations on the Deductibility of Executive Compensation

Generally, compensation payments in excess of $1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility by us under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. While the Compensation Committee has established procedures to help maximize tax deductibility, the Compensation Committee does not require all executive compensation to be exempt from the limitations on deductions provided under Section 162(m) in order to have the flexibility to design a compensation program that addresses our needs. Certain compensation paid by us in future years may not qualify as performance-based compensation that is excluded from the limitation on deductibility. Because we have available net operating losses, however, the impact of any non-deductibility is expected to be negligible.

Employment Arrangement with our Chief Executive Officer

Mr. Cooney’s offer letter provided him a base salary, signing bonus and sign on grant of stock options and restricted stock. In addition, his offer letter provided for a grant of 200,000 shares of restricted stock on each of March 16, 2010 and 2011 and an annual incentive bonus based upon criteria established by our Board of Directors, with a target level of 100% of base salary and a maximum level of 200% of base salary. The amounts provided for in Mr. Cooney’s offer letter are described elsewhere in this “Compensation Discussion and Analysis” and “Summary Compensation Table.” Mr. Cooney also participates in our Employment Security Plan discussed below. The terms of Mr. Cooney’s employment were set through comprehensive negotiations prior to his employment and were influenced by market levels for his position as well as his experience and professional achievements.

Potential Payments Upon Termination or Change in Control

Our named executive officers participate in an Employment Security Plan that provides for payments in the event of termination of employment or in connection with a change in control. We believe that the interests of our stockholders are best served if the interests of our named executive officers are aligned with them in the event of a change in control. Providing change in control benefits are intended to eliminate, or at least reduce, the reluctance of these named executive officers to pursue potential change in control transactions that may be in the best interests of our stockholders. The Employment Security Plan is designed to promote stability and continuity of senior management and was adopted to bring consistency to individual agreements and to minimize the negotiation of individual contracts.

Upon a qualifying termination, as defined in the Employment Security Plan, other than during a protection period (which is as defined as a period beginning six months prior to a change of control event and ending 24 months after the change of control event), a participant will receive severance equal to the participant’s then-current base salary for the year in which the termination occurs. Upon a qualifying termination during a protection period, a participant will receive severance equal to the sum of the participant’s then-current base salary plus the maximum bonus for the participant under the applicable bonus plan as established by our Board of Directors for the year in which the termination occurs, and all of the participant’s unvested equity-based compensation will vest. If the amounts payable to a participant under the Employment Security Plan result in the participant becoming liable for the payment of any excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the participant will receive the greater on an after-tax basis of (a) the severance benefits payable or (b) a reduced severance benefit to avoid the imposition of the 280G excise tax.

An individual will receive the foregoing severance benefits only if he or she delivers a general release and separation agreement. Our obligation to provide such severance benefits is also conditioned upon the individual’s continued compliance with confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Certain of the named executive officers have joinder agreements which modify specific provisions of the Employment Security Plan as follows:

J. Eric Cooney. Upon a qualifying termination during a protection period, Mr. Cooney will receive severance equal to the sum of two and one-half times his then-current base salary plus two and one-half times the maximum bonus for him under the applicable bonus plan established by the Board of Directors for the year in which the termination occurs. If the amounts payable to Mr. Cooney under the Employment Security Plan would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the amounts payable will be grossed-up for the payment of taxes. We believe that it is particularly important for the Chief Executive Officer’s interests to be aligned with those of our stockholders in a change of control since that position is of critical importance to the process and is often at-risk of termination following a change of control. As such, additional protections for Mr. Cooney, including the tax gross-up, were deemed appropriate.

Steven A. Orchard. Mr. Orchard’s joinder agreement requires him to provide us two months prior written notice of his intention to terminate employment. If accepted by us, we will pay Mr. Orchard’s base salary and health benefits during the two-month notice period.

The terms of Messrs. Kilguss’ and Thompson’s joinder agreements do not modify the amounts provided to each individual for a termination of employment.

The following table sets forth the benefits potentially payable to each named executive officer in the event of a change of control of our company. These amounts are calculated on the assumption that a qualifying termination and the change of control event took place on December 31, 2010. Restricted shares are valued and the option spread determined using a value of $6.08, the closing price of our common stock on December 31, 2010.

Name	Severance Payment ($)		Accelerated Vesting of Equity Awards ($)
J. Eric Cooney	4,500,000	(1)	4,336,391	(2)
George E. Kilguss III	580,000		1,105,005
Steven A. Orchard	351,000		285,805
Randal R. Thompson	460,000		429,348
Richard P. Dobb(3)	1,120,000		543,874

(1) The severance pay reflected for Mr. Cooney does not include any payment for the gross-up of taxes which could be triggered in the event of a change in control.
(2) Mr. Cooney’s March 2009 offer letter provided for a grant of 200,000 shares of restricted stock on each of the first anniversary and second anniversary of his commencement date. Only the restricted shares granted to him on the first anniversary of his commencement date (March 16, 2010) would have been accelerated as of December 31, 2010 and, therefore, are included in the reported column. The restricted shares that we granted to him on March 16, 2011 would not have been accelerated as of December 31, 2010 and no amount is reported in this column for these shares.
(3) Mr. Dobb’s employment terminated on February 1, 2011; accordingly he is not entitled to receive any severance payment reported in this table, unless we have a change in control within six months of his termination date. We discuss the payments made to him in connection with his termination of employment immediately below in “Severance Agreements for Former Named Executive Officer.”

Severance Agreement for Former Named Executive Officer

Richard P. Dobb. Mr. Dobb served as our Chief Administrative Officer until February 1, 2011. Pursuant to the terms of his separation agreement, Mr. Dobb received (a) a cash payment of $280,000 to be made in 12 equal monthly installments and (b) if he elected, continued health, dental and vision insurance coverage under our group health plan for 18 months at his cost. All unvested equity grants previously made to Mr. Dobb expired on February 1, 2011. The receipt of these benefits by Mr. Dobb is contingent on continuing non-disclosure and non-solicitation obligations. These separation terms were consistent with Mr. Dobb’s joinder agreement under the Employment Security Plan, which we have previously disclosed.

Summary Compensation Table

The following table presents information regarding compensation for our named executive officers for services rendered during 2010, 2009 and 2008.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
J. Eric Cooney Chief Executive Officer and President(5)	2010	$600,000	$—		$161,423		$766,148	$420,000		$7,631	$1,955,202
	2009	475,000	300,000	(6)	1,568,000	(7)	838,440	200,000		41	3,381,481

George E. Kilguss III Chief Financial Officer	2010	286,250	—		67,161		318,769	90,867		7,486	770,533
	2009	275,000	—		95,758		107,479	97,103		7,404	582,744
	2008	202,196	—		962,000		—	—		91,837	1,256,033

Steven A. Orchard Senior Vice President, Operations and Support	2010	192,500	—		38,213		181,369	54,600		7,441	474,123
	2009	176,421	—		53,280		66,949	62,577		5,347	364,574
	2008	160,095	—		10,088		—	—		3,179	173,362

Randal R. Thompson Senior Vice President, Global Sales	2010	228,750	—		61,840	(8)	181,369	63,250		2,238	537,447
	2009	211,458	—		70,996	(8)	66,324	36,885		5,132	390,795
	2008	200,000	—		80,006	(8)	—	—		4,479	284,485

Richard P. Dobb Former Chief Administrative Officer	2010	278,200	—		67,509	(8)	181,369	—	(9)	7,331	534,409
	2009	272,800	—		109,647	(8)	106,687	55,768		7,404	552,306
	2008	260,400	—		113,780	(8)	—	—		6,954	381,134

(1) Represents the full grant date fair value of restricted stock awards granted in the years shown, calculated in accordance with FASB ASC Topic 718. We value restricted stock based on the closing market price of our common stock reported on Nasdaq on the various grant dates. For valuation assumptions, see Note 16 to our Consolidated Financial Statements for the fiscal years ended December 31, 2010, 2009 and 2008.
(2) Represents the full grant date fair value of stock options granted in the years shown, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. For additional valuation assumptions, see Note 16 to our Consolidated Financial Statements for the fiscal years ended December 31, 2010, 2009 and 2008.
(3) Represents amounts earned under our annual short-term incentive plans. We did not pay bonuses in 2009 based on our 2008 performance. The amounts reported for 2010 were earned under our 2010 STIP and paid in March 2011 and the amounts reported for 2009 were earned under our 2009 STIP and paid in March 2010.
(4) The compensation listed in this column for 2010 includes: (a) $7,350 in matching contributions under our 401(k) savings plan to the accounts of each of Messrs. Cooney, Kilguss and Orchard; $2,130 for Mr. Thompson; and $7,200 for Mr. Dobb; and (b) premiums on life insurance policies for each of the named executive officers as follows: $281 for Mr. Cooney; $136 for Mr. Kilguss; $91 for Mr. Orchard; $108 for Mr. Thompson and $131 for Mr. Dobb.
(5) Mr. Cooney’s employment began in March 2009.
(6) We paid this sign-on bonus to Mr. Cooney in connection with his commencement of employment.
(7) Mr. Cooney’s March 2009 offer letter provided for a grant of 200,000 shares of restricted stock on each of the first anniversary and second anniversary of his commencement date. The amount reported in this column includes the grant date fair value of $896,000 attributable to these 400,000 shares of restricted stock which we considered granted per his offer letter. These grants were made on each of March 16, 2010 and 2011. We valued his restricted stock at $2.24 per share, the closing price of our common stock reported on Nasdaq on the grant date.
(8) Amounts reported include the grant date fair value of performance-based restricted stock awards considered granted in March of 2010, 2009 and 2008 calculated in accordance with FASB ASC Topic 718. Our Board of Directors established revenue and EBITDA targets in 2010, 2009 and 2008 which would either be met or not met in the particular year. If the revenue and EBITDA targets were met for a particular year, 100% of the award for that year would vest in March of the following year. If the revenue and EBITDA targets were not met for a particular year, 50% of the award for that year was forfeited and the remaining 50% of the award vests in March 2012. For 2010, the amounts reported include $23,627 for Mr. Thompson and $29,296 for Mr. Dobb, valued at $5.08 per share, the closing price of our common stock reported on Nasdaq on the date the 2010 targets were established. The revenue and EBITDA targets were not met in 2010, 2009 or 2008, which resulted in forfeiture of 50% of the award reported for each individual.
(9) Mr. Dobb’s employment terminated February 1, 2011. Given that he was not employed on the payment date under our 2010 STIP, he did not receive non-equity incentive plan compensation in 2011 for service in 2010. In addition, he forfeited the grants of stock options and restricted stock made to him in 2010 given that they had not vested as of his termination date.

Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to the named executive officers in 2010:

						All
						Other					Grant
						Stock					Date
						Awards:		All Other			Fair
			Estimated Future Payouts			Number		Stock			Value
			Under Non-Equity Incentive			of		Awards:		Exercise	of
			Plan Awards(1)			Shares		Number of		or Base	Stock
						of Stock		Securities		Price of	and
Name and						or		Underlying		Option	Option
Principal	Award	Grant	Threshold	Target	Maximum	Units(2)		Options(3)		Awards(4)	Awards(5)
Position	Type	Date	($)	($)	($)	(#)		(#)		($/Sh)	($)
J. Eric Cooney	Restricted Stock	2/26/2010				32,092					161,423
Chief Executive Officer	Stock Option	2/26/2010						248,830		5.03	766,148
and President(6)	2010 STIP	2/24/2010	—	600,000	1,200,000

George E. Kilguss, III	Restricted Stock	2/26/2010				13,352					67,161
Chief Financial Officer	Stock Option	2/26/2010						103,530		5.03	318,769
	2010 STIP	2/24/2010	—	145,000	290,000

Steven A. Orchard	Restricted Stock	2/26/2010				7,597					38,213
Senior Vice President,	Stock Option	2/26/2010						58,905		5.03	181,369
Operations and Support	2010 STIP	2/24/2010	—	78,000	156,000

Randal R. Thompson	Restricted Stock	2/26/2010				7,597					38,213
Senior Vice President, Global Sales	Stock Option	2/26/2010						58,905		5.03	181,369
	Performance Shares	2/24/2010				4,652	(7)				23,627
	2010 STIP	2/24/2010	—	115,000	230,000

Richard P. Dobb	Restricted Stock	2/26/2010				7,597	(8)				38,213
Former Chief	Stock Option	2/26/2010						58,905	(8)	5.03	181,369
Administrative Officer	Performance Shares	2/24/2010				5,768	(8)				29,296
	2010 STIP	2/24/2010	—	140,000	280,000

(1) Amounts in these columns represent the threshold, target and maximum awards set for the 2010 STIP. The actual amount of awards paid for 2010 performance is included in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation.”
(2) We granted restricted stock awards under our 2005 Incentive Stock Plan for all named executive officers. The shares of restricted stock vest annually in four equal installments beginning on the first anniversary of the grant date.
(3) We granted stock options under our 2005 Incentive Stock Plan for all named executive officers. The stock options vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(4) The exercise price of stock options is equal to the closing price of our common stock reported on Nasdaq on the grant date.
(5) Represents the full grant date fair value of restricted stock, stock options and performance shares granted in 2010, calculated in accordance with FASB ASC Topic 718. For valuation assumptions, see footnotes 1 and 2 to the Summary Compensation Table.
(6) The table does not include the grant of 200,000 shares of restricted stock to Mr. Cooney in March 2010. These shares were considered granted to him in 2009 per his offer letter when he commenced employment.
(7) Mr. Thompson forfeited one-half of the awards in March 2011 when it was determined that the 2010 EBITDA and revenue targets were not met.
(8) Mr. Dobb forfeited all awards granted to him in 2010 upon his termination of employment.

Outstanding Equity Awards At Fiscal Year-End

The following table lists the outstanding stock options and restricted stock awards for each named executive officer as of December 31, 2010:

	Option Awards					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Eric Cooney Chief Executive Officer and President	2/26/2010	—	248,830	5.03	2/25/2020
	2/26/2010					32,092	195,119
	3/16/2009	112,500	337,500	2.24	3/15/2019
	3/16/2009					225,000	1,368,000
	3/16/2009					400,000	2,432,000

George E. Kilguss, III Chief Financial Officer	2/26/2010	—	103,530	5.03	2/25/2020
	2/26/2010					13,352	81,180
	3/25/2009	29,706	38,194	2.54	3/24/2019
	3/25/2009					28,275	171,912
	4/30/2008					100,000	608,000

Steven A. Orchard Senior Vice President, Operations and Support	2/26/2010	—	58,905	5.30	2/25/2020
	2/26/2010					7,597	46,190
	7/14/2009	5,383	9,817	2.94	7/13/2019
	7/14/2009					4,650	28,272
	3/25/2009	10,850	13,950	2.54	3/24/2019
	3/25/2009					10,350	62,928
	3/20/2008					733	4,457
	3/19/2007					312	1,897
	9/28/2006	1,794	—	14.46	9/27/2016
	3/15/2006	7,500	—	7.40	3/14/2016
	1/18/2006	700	—	5.30	1/17/2016
	12/20/2002	3,535	—	4.80	12/19/2012
	2/21/2002	450	—	11.30	2/20/2012
	12/28/2001	50	—	11.90	12/27/2011

Randal R. Thompson Senior Vice President, Global Sales	2/24/2010							4,652	(4)	28,284
	2/26/2010	—	58,905	5.03	2/25/2020
	2/26/2010					7,597	46,190
	3/25/2009	18,331	23,569	2.54	3/24/2019
	3/25/2009					17,475	106,248
	3/20/2008					4,361	26,515
	11/15/2007					10,000	60,800
	3/19/2007					312	1,897
	9/28/2006	2,187	—	14.46	9/27/2016
	1/18/2006	729	—	5.30	1/17/2016
	3/25/2009							2,325	(5)	14,136
	3/20/2008							2,326	(5)	14,142

Richard J. Dobb Former Chief Administrative Officer(6)	2/24/2010							5,768		35,069
	2/26/2010	—	58,905	5.30	2/25/2020
	2/26/2010					7,597	46,190
	3/25/2009	29,488	37,912	2.54	3/24/2019
	3/25/2009					28,050	170,544
	3/20/2008					5,407	32,875
	4/30/2007					7,500	45,600
	3/25/2009							2,884		17,535
	3/20/2008							2,883		17,528

(1) All unexercisable options become exercisable on the vesting date. The normal vesting period for options is 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(2) The shares of restricted stock generally vest annually in four equal installments beginning on the first anniversary of the grant date. The grant of restricted stock to Mr. Kilguss on April 30, 2008 vests in 25% increments on each anniversary of the grant date.

(3) The dollar values are calculated using a per share stock price of $6.08, the closing price of our common stock reported on Nasdaq on December 31, 2010.
(4) Mr. Thompson forfeited 2,325 of the reported performance-based shares in March 2011 given that we did not meet the revenue and EBITDA targets established for 2010. Of the remaining reported performance-based shares, 2,325 shares will vest in March 2012.
(5) These performance-based shares will vest in March 2012.
(6) All outstanding unvested stock options and restricted stock granted to Mr. Dobb were forfeited upon his termination of employment on February 1, 2011.

Option Exercises and Stock Vested

The following table provides information with respect to option exercises and restricted stock that vested during 2010.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Eric Cooney Chief Executive Officer and President	150,000	566,000	75,000	450,750
George E. Kilguss III Chief Financial Officer	—	—	59,425	332,882
Steven A. Orchard Senior Vice President, Operations and Support	—	—	6,837	37,110
Randal R. Thompson Senior Vice President, Global Sales	—	—	21,813	113,670
Richard P. Dobb Former Chief Administrative Officer	—	—	21,176	119,116

(1) The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the closing price of our common stock on the exercise date.
(2) The value realized on the vesting of restricted stock is equal to the number of shares of restricted stock vested multiplied by the closing price of our common stock on the vesting date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on this review and discussion, recommends that the Compensation Discussion and Analysis be included in the proxy statement and filed with the SEC.

The Compensation Committee

Charles B. Coe, Chairman
Patricia L. Higgins
Michael A. Ruffolo
Daniel C. Stanzione

CERTAIN RELATIONSHIPS AND TRANSACTIONS

During the year ended December 31, 2010, we did not engage in any transactions, nor are any such transactions currently proposed, in which a related person had or will have a direct or indirect material interest.

As part of our Code of Conduct, available for viewing on our website, www.internap.com under “Investor Services,” employees, officers, and directors are expected to make business decisions and take actions based upon the best interests of our company and not based upon personal relationships or benefits.

The Nominations and Governance Committee reviews all direct or indirect transactions or proposed transactions with any officer or director or any person in which any officer or director of our company has any interest. To identify any transactions with such related persons, each year we require our officers and directors to complete questionnaires identifying any transactions with the company in which the officer or director or their family members have an interest. Additionally, at the end of each fiscal quarter, certain officers, including all named executive officers, are required to confirm to us that they have not engaged in any transaction that would be required to be disclosed in our proxy statement.

The Nominations and Governance Committee will approve only those related person transactions that are in the best interests of the company and its stockholders (or not inconsistent with the best interests of the company or its stockholders).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four directors who are independent under Nasdaq company standards and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the integrity of the company’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent registered public accounting firm, the qualifications and independence of the registered public accounting firm, the annual independent audit of our financial statements and compliance with legal and regulatory requirements.

The Audit Committee is directly responsible in its capacity as a committee of the Board of Directors for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) the company’s independent registered public accounting firm. The company’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the company’s financial statements with generally accepted accounting principles and for auditing the effectiveness of the company’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of the company’s independent registered public accounting firm and the integrity of the company’s financial statements and disclosures. These steps include: (a) reviewing the Audit Committee Charter; (b) reviewing the Code of Conduct; (c) maintaining a procedure to allow employees, stockholders and the public to report concerns regarding the company’s financial statements, internal controls and disclosures through the Ethics Hotline; and (d) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by the company’s independent registered public accounting firm.

As part of its supervisory duties, the Audit Committee has reviewed the company’s audited financial statements for the fiscal year ended December 31, 2010 and has discussed those financial statements with the company’s management, internal auditors and independent registered public accounting firm with and without management present. The Audit Committee also has reviewed and discussed the following with the company’s management, the internal auditors and independent registered public accounting firm with and without management present:

●	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;
●	allowances and reserves for accounts receivable and taxes;
●	accounting for equity-based compensation plans and capital lease obligations;
●	goodwill impairment analysis; and
●	other significant financial reporting issues and practices.

The Audit Committee has discussed with the company’s independent registered public accounting firm the results of the independent registered public accounting firm’s examinations and the judgments of the independent registered public accounting firm concerning the quality, as well as the acceptability, of the company’s accounting principles and such other matters that it is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence rules and has discussed their independence from the company and the company’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent registered public accounting firm during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010, be included in the company’s Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Audit Committee

Gary M. Pfeiffer, Chairman
Eugene Eidenberg
Kevin L. Ober
Debora J. Wilson

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2 – AMENDMENTS TO THE AMENDED AND RESTATED INTERNAP NETWORK SERVICES CORPORATION 2005 INCENTIVE STOCK PLAN

Introduction

Under the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan (the “Plan”), previously approved by our stockholders, we reserved shares of common stock for issuance in the form of stock options, stock appreciation rights, stock grants (i.e., restricted stock) and stock unit grants.

The Plan serves a critical role in our compensation program that emphasizes variable compensation. Our compensation program is focused on providing competitive compensation for our key personnel that aligns these individuals’ interests with those of our stockholders. A key component of that program is the grant of equity under the Plan.

In order to provide a sufficient pool of equity for us to operate our compensation program, our Board of Directors has unanimously approved, subject to stockholder approval, amendments to the Plan, which include increasing the number of shares available for issuance by 4,000,000 shares and making other changes that we believe reflect best practices for equity plans.

Why You Should Vote For the Plan

The Board of Directors recommends that stockholders approve the proposed amendments to the Plan because our ability to grant equity-based awards continues to be critical in allowing us to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interests of both us and our stockholders to strengthen our ability to attract, motivate and retain employees, officers and non-employee directors and to provide additional incentive for these individuals through stock ownership to improve financial performance. We believe that aligning the interests of our employees, officers and non-employee directors with those of our stockholders will help drive long-term stockholder value.

The Plan Combines Compensation and Corporate Governance Practices

We have designed the Plan, as amended, to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for employees and non-employee directors and stockholders’ interests. These provisions include, but are not limited to, the following:

●
No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights have an exercise price equal to or greater than the fair market value of the underlying shares on the grant date.

●
No Repricing Without Stockholder Approval. We cannot, without stockholder approval, “reprice” stock options or stock appreciation rights by reducing the exercise price of such stock option or stock appreciation right or exchanging such stock option or stock appreciation right for cash or other awards.

●
Reasonable Share Counting Provisions. In general, when awards granted under the Plan expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award will not be returned to the share reserve.

●
Limit on Number of Full Value Awards. To reflect what we believe are best practices, the Plan limits the number of shares that may be granted as full value awards (that is, grants other than in the form of stock options or stock appreciation rights) to 50% of the total number of shares available for issuance under the Plan.

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Minimum Vesting Requirements. All awards under the Plan to named executive officers are subject to minimum vesting requirements: a minimum one-year vesting period for time-based stock option and stock appreciation rights and a minimum three-year vesting period for time-based stock grants. If awards are performance-based, then performance must be measured over a period of at least one year.

●	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.
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Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a significant number of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

●	No Automatic Grants. The Plan does not provide for automatic grants to any participant.
●	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
●	No Reload. The Plan does not permit the automatic grant of a new stock option upon exercise of another option.
●	Stockholder Approval for Material Amendments. All material amendments must be approved by our stockholders.
●	Administered by Independent Committee. The Plan is administered by a committee composed entirely of independent directors.

Summary of Proposed Amendments

The following is a summary of the proposed amendments. This discussion is not complete and is qualified in its entirety by reference to the full text of the proposed amendments to the Plan, a copy of which is attached hereto as Appendix A. Please see the discussion immediately below in “Reasons for Increase in Reserved Shares” and “Reasons for Other Proposed Amendments” for the rationale behind the proposed amendments.

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Increase Shares Available for Issuance. We currently do not have sufficient shares available for grant under the Plan to make annual grants to employees and directors or new hire grants to exceptional professionals, which will negatively impact our ability to attract, motivate and retain these individuals. Amended Section 3.1 increases the number of shares available for issuance under the Plan by 4,000,000 shares. In addition, Section 3.1 removes references to an undefined number of shares that were available for issuance under preexisting plans.

●
Limit on Number of Full Value Awards. To reflect what we believe are best practices, amended Section 3.1 limits the number of shares that may be granted as full value awards (that is, grants other than in the form of stock options or stock appreciation rights) to 50% of the total number of shares available for issuance under the Plan.

●	No Liberal Share Counting. Amended Section 3.2 removes language from the Plan that allowed liberal share counting.
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Minimum Vesting Period for Performance Based Awards. The Plan currently requires minimum one-year vesting periods for time-based stock option and stock appreciation rights and a minimum three-year vesting period for time-based stock grants. Amended Sections 7.1(b), 8.2(c) and 9.2(c) require a minimum one-year vesting period for performance-based awards.

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Consistent Definition of Change in Control. Amended Section 14 of the Plan applies a consistent ownership threshold of 30% for all purposes under a change in control. Currently, the Plan has inconsistent thresholds for determining when a change in control has occurred: Section 2.4 sets the threshold at 30%, while Section 14 sets the threshold at 50%. This unintended inconsistency would be eliminated.

●	No Repricing Without Stockholder Approval. Amended Section 15 clarifies that outstanding stock options or other equity awards cannot be “repriced” without stockholder approval.

Reasons for Increase in Reserved Shares

The proposed amendment to increase the number of shares available for grant by 4,000,000 is necessary to enable us to offer competitive compensation opportunities and thereby attract, motivate and retain personnel that are key to the success of our business. As of March 31, 2011, we have available only approximately 648,191 shares for issuance. This low number of available shares will make it very difficult to attract key talent as well as motivate and retain our exceptional personnel.

While incentive compensation levels may or may not change as a result of changes in our stock price, other factors (such as progress in achieving long-term goals), combined with a lower share price at the time of grant, could materially increase our need for shares. Because we must remain equipped to respond to competitive pressures to deliver compensation in the form of equity, we consider it to be prudent for us to increase the number of authorized shares under the Plan so that we will have sufficient additional shares available to meet both anticipated and unanticipated needs.

The last time that we sought stockholder approval to increase the number of available shares under the Plan was in 2008. We believe that we used those shares judiciously and in furtherance of stockholder interests. We anticipate that our current request to add 4,000,000 shares should be sufficient to continue our equity grant program for a similar period of time.

Approval of the increase in the available shares would allow us to continue to:

●
Align employee and stockholder interests. Equity compensation is a critical means of aligning the interests of employees with those of stockholders. Our senior management and other key personnel have significant long-term personal financial stakes tied to the performance of our common stock. We have stock ownership guidelines that require members of senior management and the board of directors to retain 100% of the shares granted to them by us (net of applicable taxes) until the ownership guidelines are achieved. Grants of equity compensation (stock options and restricted stock) to employees at the level of vice president and above (including named executive officers) for performance in 2010 were between 66% and 176% of base salary. A much broader base of our employees also have equity stakes in our company through unvested restricted stock awards and unexercised stock options granted in prior years. If Proposal 2 is approved, our long-standing practice of paying significant portions of senior management and director compensation in stock and providing alignment of employee and stockholder interests throughout the company will be able to continue.

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Attract and retain talent. A talented, motivated and effective management team and workforce are essential to driving long-term stockholder value. We cannot afford to lose existing and/or prospective talented professionals to competitors in our industry and other companies that may have more flexibility to offer competitive compensation arrangements in the form of equity.

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Avoid disruption in compensation programs. If Proposal 2 is not approved, we may be required to restructure existing compensation programs for reasons not directly related to the achievement of our business objectives. To remain competitive without a sufficient reserve of shares available for grant under a stockholder-approved equity compensation plan, it will likely be necessary to replace components of compensation that would have been awarded in equity with cash, or with other instruments that may not align employee interests with those of stockholders as well as equity awards would have. Replacing equity with cash will increase cash compensation expense and will be a drain on cash flow that would be better utilized if reinvested in our core businesses.

●
Honor our commitment to sound equity compensation practices and pay-for-performance. We believe that equity compensation, by its very nature, is performance-based compensation. We are also mindful that equity grants dilute stockholder equity and must therefore be used judiciously. Approval of Proposal 2 will allow us to maintain our focus on delivering substantial portions of incentive pay to our senior management and employees in the form of equity, in keeping with our belief that this is an effective way of aligning employee and stockholder interests.

Reasons for Other Proposed Amendments

Our Board of Directors approved the following amendments to ensure that our Plan is consistent with best practices and to clarify other provisions.

Section 3.1 – Clarity on Number of Shares Available For Issuance

Section 3.1 of the Plan currently authorizes a specified number of shares for issuance thereunder plus

“the number of shares of Stock which remained available for issuance under each Preexisting Plan (including any shares with respect to which options or other awards have not been issued as of the effective date of this Plan)…”

This open-ended structure results in a lack of clarity as to the number of authorized shares under the Plan and the potential dilutive impact of the Plan. Accordingly, our Board of Directors has approved an amendment to Section 3.1 to remove the language set forth above and limit the shares authorized under the Plan to the amount set forth in Section 3.1.

Section 3.1 – Limit on Full Value Awards

Section 3.1 currently does not limit the number of “full value” awards that we may grant under the Plan. Full value awards are stock-based awards and stock units which are acquired by an individual without having to pay a purchase or exercise price. We utilize both stock options and full value awards (i.e., restricted stock) in our long-term equity compensation program. Although full value awards can result in less overall dilution than stock options (because they are typically issued in lesser numbers), we believe it is important that employees and directors receive a portion of their equity in stock options, which require these individuals to purchase the underlying shares for fair market value at the time of grant.

Section 3.2 – Prohibit Liberal Share Counting

The Plan does not currently place any restrictions on our ability to reuse shares that have previously been granted but that are not ultimately issued to the recipient. This is known as “liberal share counting,” and many companies have eliminated this provision from equity plans. We believe it is consistent with best practices to limit the situations in which issued shares can be returned to the Plan and reused by us. This change will reduce the dilutive impact of the requested increase in the number of shares available for grant.

Sections 7.1(b), 8.2(c) and 9.2(c) – Require Minimum Vesting Period for Performance Based Awards

The Plan currently requires minimum one-year vesting periods for time-based stock options and stock appreciation rights, as well as a minimum three-year vesting period for time-based stock grants. Amended Sections 7.1(b), 8.2(c) and 9.2(c) would require a minimum one-year vesting period for performance-based awards. One of the purposes of the Plan is to retain key personnel. Therefore, we believe it is prudent for all awards to named executive officers, whether time or performance based, to have a minimum vesting requirement.

Section 14 – Consistent Definition of Change in Control

The Board of Directors approved an amendment to Section 14 that dealt with how awards would be treated in a change in control, which was approved by our stockholders in 2008. In adopting such amendment, the Board unintentionally adopted a different definition of a change in control from that already appearing in the Plan, which had previously been approved by our stockholders.

We believe that the differing percentage ownership thresholds for a change in control (Section 2.4 which defines a change in control and Section 14 which describes what occurs in a change in control) creates unnecessary ambiguity and inconsistency. To remedy that error, the amended Plan will revise Section 14 to refer to the definition of a change in control that already appears in Section 2.4.

Section 15 – No Repricing Without Stockholder Approval

Section 15 of the Plan permits our Board of Directors to amend outstanding stock options and other equity awards issued under the Plan with the consent of the holder of such stock option or other equity award. This provision could permit amendments to reduce the exercise price of outstanding stock options or other equity awards, known as “repricing.” We believe that the repricing of stock options or other equity awards is a significant action that should be subject to stockholder approval. According, our Board of Directors has approved an amendment to require stockholder approval for any amendments to outstanding stock options or other equity awards that would have the effect of repricing.

Summary of the Plan

The following discussion summarizes the material terms of the Plan in its amended form. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.

Administration

The Plan is administered by our Compensation Committee. Subject to the provisions of the Plan, the administrator is authorized to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the Plan and awards granted under the Plan will be final and binding on all participants and other persons holding or claiming rights under the Plan or an award under the Plan. The Compensation Committee may authorize a delegate to make grants under the Plan. The Compensation Committee has designated our Chief Executive Officer and head of human resources function to assist in administering the Plan and executing award agreements and other documents entered into under the Plan. The Compensation Committee is composed entirely of non-employee directors within the meaning of Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Participants

Any person who is a current employee of our company or that of a subsidiary, parent or affiliate is eligible to receive an award under the Plan. In addition, non-employee directors are eligible to receive an award under the Plan. Options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of our company or any subsidiary or parent. As of March 31, 2011, approximately 434 employees and eight non-employee directors were eligible to participate in the Plan.

Shares Subject to the Plan and to Awards

Subject to changes in our capitalization, the aggregate number of shares of our common stock available for issuance for all awards under the Plan will not exceed 4,648,191 shares. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or issued shares that were reaquired by us, including shares purchased in the open market.

Shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares are: (a) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (b) shares used to pay the exercise price of an option, (c) shares delivered or withheld by us to pay the withholding taxes related to an award or (d) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

A participant in any calendar year may not be granted an option to purchase more than 1,400,000 shares of common stock or a stock appreciation right based on the appreciation with respect to more than 1,400,000 shares of common stock or may be granted stock grants or stock units where the fair market value of the shares of common stock subject to such grant exceeds $3,000,000. We may not issue more than 2,324,095 shares with respect to awards that are not stock options or stock appreciation rights and may not issue more than 700,000 shares of common stock which are nonforfeitable.

Option Awards

The Compensation Committee establishes the exercise price per share under each option, which is not less than the fair market value (or 110% of the fair market value in the case of ISOs granted to individuals who own more than 10% of our common stock) of a share on the grant date. The Compensation Committee establishes the term of each option, which in no case may exceed a period of 10 years from the date of grant (or five years in the case of ISOs granted to individuals who own more than 10% of our common stock). Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). No employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

Unless the Compensation Committee determines otherwise, the minimum vesting period for stock options (whether subject to time-based vesting or achievement of performance objectives) is one year.

Unless such action is approved by our stockholders, the Plan prohibits repricing out-of-the-money options and stock appreciation rights (that is, reducing the exercise price of an option or stock appreciation right with an exercise price above the market value of our common stock or exchanging any such option or stock appreciation right for a new award with a lower exercise price).

Generally, unless the Compensation Committee determines otherwise, (a) upon termination of employment other than due to death or disability, participants may continue to exercise their options for three months (or until the expiration date of the option, if earlier) to the extent that they were exercisable upon the date of termination and (b) upon death or disability, participants may continue to exercise their options for 12 months (or until the expiration date of the option, if earlier) to the extent that they were exercisable upon the date death or disability.

Stock Appreciation Rights

A stock appreciation right provides the right to receive the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan, and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate.

Unless the Compensation Committee determines otherwise, the minimum vesting period for stock appreciation rights (whether subject to time-based vesting or achievement of performance objectives) is one year. At the discretion of the Committee, any payment due upon the exercise of a stock appreciation right can be made in cash or in the form of common stock.

Stock Grants and Stock Units

Stock grants are grants which are designed to result in the issuance of common stock. The grant, issuance and vesting of stock grants are subject to conditions (including continued employment or performance conditions) that the Compensation Committee deems appropriate. Stock units are grants which are designed to result in cash payments based on the fair market value of the common stock underlying the grant.

Unless the Compensation Committee determines otherwise, the minimum vesting period of stock grants and stock units is (a) if subject to time-based vesting, three years and (b) if subject to achievement of performance objectives, one year.

Except as otherwise set forth in a stock grant certificate: (a) if a cash dividend is paid on common stock subject to a stock grant while such stock grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to participant or (b) if a stock dividend is paid on common stock subject to a stock grant while such common stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by us subject to the same conditions or restrictions as the related stock grant.

Unless the Compensation Committee determines otherwise, upon termination of employment for any reason including death or disability, all stock grants and stock units still subject to restrictions as of the date of termination will be forfeited.

Unless otherwise determined by the Compensation Committee, participants holding stock grants may vote those shares during the period of restriction. Participants do not have voting rights with respect to shares underlying stock units unless and until such shares are reflected as issued and outstanding on our stock ledger. Participants holding stock grants are entitled to all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Compensation Committee. Participants are entitled to receive dividends or dividend equivalents with respect to shares underlying stock units only to the extent provided by the Compensation Committee.

Performance Goals

The Compensation Committee may establish performance goals related to any award. In addition, the Compensation Committee may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more performance goals (described below) selected by the Compensation Committee and specified at the time of grant. A performance goal may be set in any manner by the Compensation Committee, including basing achievement on an absolute or relative basis in relation to peer groups or indexes. The Compensation Committee may not make a change to a performance goal after the goal has been set. The Compensation Committee will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

For purposes of the Plan, the term “performance goal” means any one or more of the following goals that relate to: (a) return over capital costs or increases in return over capital costs, (b) total earnings or the growth in such earnings, (c) consolidated earnings or the growth in such earnings, (d) earnings per share or the growth in such earnings, (e) net earnings or the growth in such earnings, (f) earnings before interest expense, taxes, depreciation, amortization and one-time charges or the growth in such earnings, (g) earnings before interest and taxes or the growth in such earnings, (h) consolidated net income or the growth in such income, (i) the value of our stock or the growth in such value, (j) our stock price or the growth in such price, (k) return on assets or the growth on such return, (l) cash flow or the growth in such cash flow, (m) total stockholder return or the growth in such return, (n) expenses or the reduction of such expenses, (o) revenue growth, (p) overhead ratios or changes in such ratios, (q) expense-to-sales ratios or the changes in such ratios, or (r) economic value added or changes in such value added.

To the extent consistent with Section 162(m) of the Code, when the Compensation Committee determines whether a performance goal has been satisfied for any period, the Compensation Committee make such determination using calculations which alternatively include and exclude one or more “extraordinary items” as determined under generally accepted accounting principles in the United States, and the Compensation Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Compensation Committee deems appropriate under the circumstances.  The Compensation Committee also may take into account any other unusual or non-recurring items, including, the charges or costs associated with restructurings, discontinued operations and the cumulative effects of accounting changes. In addition, the Compensation Committee may take into account any unusual or non-recurring events affecting us, changes in applicable tax laws or accounting principles or such other factors that it may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in us paying non-deductible compensation to an eligible employee).

Amendment and Termination

Our Board of Directors may amend the Plan to the extent it deems necessary or appropriate and may suspend making grants under the Plan or terminate the Plan at any time. The Board may not amend the Plan on or after the effective date of a change in control to the extent that the amendment might adversely affect any rights which would otherwise vest on the effective date of the change in control. Similarly, the Board may not unilaterally modify, amend or cancel any award previously granted without the consent of the holder of such award or unless there is a dissolution or liquidation or a similar transaction involving the company. The Board may not amend the Plan without approval of our stockholders to take any action that would be considered a repricing of any award.

Change in Control

In the event of a change in control, any surviving or acquiring corporation shall assume any outstanding award under the Plan or substitute similar awards. If the surviving or acquiring corporation does not assume outstanding awards or substitute similar awards, then all outstanding stock awards of participants whose employment with our company has not terminated will be accelerated in full and be exercisable for a reasonable period of time immediately before the effective date of the change in control, and the awards shall terminate if not exercised before the change in control; provided, that (a) if any issuance or forfeiture condition described in an award relates to satisfying any performance goal, such issuance or forfeiture condition will be deemed satisfied or exceeded only to the extent that such performance goal has actually been satisfied or exceeded before the date of the change in control, and (b) a change in control shall affect a stock appreciation right or stock unit grant which is subject to Section 409A of the Code only if the change in control also constitutes a change in the ownership or effective control of our company or in the ownership of a substantial portion of our assets within the meaning of Section 409A.

A change in control means, generally, (a) the acquisition by any person (except for a signatory to the agreement described below) of 30% or more of the outstanding shares of common stock, (b) the current members of our Board of Directors, or their approved successors, cease to be a majority of the Board of Directors, (c) a reorganization, merger, consolidation or sale or disposition of substantially all of our assets, unless our stockholders control the resulting company, or (d) the approval by our stockholders of a complete liquidation or dissolution of our company.

Adjustments

The number, kind or class of shares of common stock reserved for issuance under the Plan, the grant caps, the number, kind or class of shares of common stock subject to stock options or stock appreciation rights granted under the Plan and the exercise price of the stock options and the value of the stock appreciation rights, as well as the number, kind or class of shares of common stock granted pursuant to stock grants under the Plan and the payment due under stock unit grants under the Plan, shall be adjusted by the Compensation Committee in a reasonable and equitable manner to reflect any change in our capitalization.

In the event there is a change in the number or kind of outstanding shares under the Plan as a result of a change of control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected. In addition, in the event of such a change, the administrator may accelerate the time or times at which any award may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.

Stockholders are not required to approve such adjustment unless required under applicable law or Nasdaq rules.

Transferability

Unless the Compensation Committee determines otherwise, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime.

No Right to Company Employment

Nothing in the Plan or an award agreement will constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an eligible employee or director any rights upon his or her termination of employment or service.

Compliance with Law

The Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. We will not be required to register in a participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the administrator determines to be necessary or advisable. No option will be exercisable and no shares will be issued and/or transferable under any other award unless a registration statement with respect to the shares underlying the option or other award is effective and current or we have determined that such registration is unnecessary.

Effective Date and Termination of the Plan

The Plan as amended was approved by the Board on March 24, 2011 and will be effective on June 16, 2011 if approved by our stockholders. The Plan will remain available for the grant of awards until June 22, 2015.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We do not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). We do not receive a deduction for any such capital gain.

Stock Appreciation Rights

Generally, the recipient of a freestanding SAR will not recognize any taxable income at the time the freestanding SAR is granted. If the freestanding SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the freestanding SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to freestanding SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised an NQSO (discussed above).

 Stock Grants and Stock Units

Grantees of stock grants or stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives a stock grant award, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested stock grants generally will be taxable as ordinary income to the participant at the time the dividends are received.

Company Deduction and Section 162(m)

We generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For our chief executive officer and for the individuals serving as officers who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by us to $1,000,000 per year for each such individual except to the extent that such compensation is “performance-based compensation.” The Compensation Committee may establish performance conditions and other terms with respect to stock grants and stock units in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2010 to our named executive officers can be found in the table under the heading “Grants of Plan-Based Awards.” As of March 31, 2011, the closing price of a share of our common stock was $6.57.

The following table provides information regarding our current equity compensation plans as of December 31, 2010:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,467,587	(2)	$6.08	2,077, 014	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	4,467,587		$6.08	2,077,014

(1) The weighted average contractual life of outstanding options at December 31, 2010 was 7.73 years.
(2) Excludes purchase rights under the 2004 Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, each eligible employee may purchase up to $12,500 worth of our common stock at each semi-annual purchase date (the last business day of June and December each year), but not more than $25,000 worth of such stock (based on the fair market value per share on the purchase date(s)) per calendar year. The purchase price per share is equal to 95% of the closing selling price per share of our common stock on the purchase date. In January 2011, our board of directors approved suspension of participation in the ESPP effective July 1, 2011.
(3) Includes 200,000 shares available for issuance under the ESPP.

Vote Required

This Proposal 2 must receive the affirmative vote of a majority of the shares of our common stock cast at the annual meeting to be approved.

Your Board of Directors unanimously recommends that you vote FOR approval of the amendments to the Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP has audited our financial statements since our formation in 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain this firm. Even if the selection is ratified, the Audit Committee in their discretion may decide to appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Audit Fees

The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees(1)	$858,367	$992,538
Audit-Related Fees(2)	168,082	373,791
Tax Fees(3)	41,714	122,866
All Other Fees(4)	60,250	3,900
Total	$1,128,413	$1,493,095

(1) Fees related to the audit of our annual financial statements, including the audit of the effectiveness of internal control over financial reporting and the reviews of the quarterly financial statements filed on Forms 10-Q.
(2) Fees primarily related to international statutory filings and SAS70 audits of our company-controlled data centers.
(3) Fees primarily related to tax compliance, advice and planning.
(4) Fees related to services performed in conjunction with other professional services.

Approval of Audit and Permissible Non-Audit Services

Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee will not approve any services that are not permitted by SEC rules.

The Audit Committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.

Your Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2011.

PROPOSAL 4 —
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers. The say-on-pay vote is advisory and, therefore, not binding on us. The Board of Directors and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program. The say-on-pay vote is required pursuant to Section 14A of the Securities Exchange Act of 19334, as amended.

Rationale and Scope of Proposal

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:

●	attract and retain talented named executive officers who will lead our company and achieve and inspire superior performance;
●	provide incentives for achieving specific near-term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;
●	provide incentives for achieving longer-term financial goals and reward attaining those goals; and
●	align the interests of named executive officers with those of the stockholders through incentives based on increasing stockholder value.

The executive compensation program achieves these objectives, in part, by:

●	balancing fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives);
●	rewarding annual performance while maintaining emphasis on longer-term objectives; and
●	blending cash, non-cash, long- and short-term compensation components and current and future compensation components.

In 2010, we performed strongly, achieving the highest profitability in company history: adjusted EBITDA was $39.2 million, a 40% increase from that reported in 2009. In addition, our total stockholder return increased 29.4% in 2010 compared to the Nasdaq market index increase of 16.9%. We also expanded our business lines: we added approximately 30,000 net sellable square feet of company-controlled data center space, an increase of 26% compared to our footprint in 2009 and enhanced and expanded our IT infrastructure services capabilities by adding new enterprise-grade server, storage and security options in our managed hosting business and launching our innovative accelerated IP service, XIPTM.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives. We also encourage stockholders to read the Summary Compensation Table and other related compensation tables and narratives, appearing on pages 28 through 31, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.

Recommendation of the Board

In accordance with recently adopted rules of the Securities and Exchange Commission, and as a matter of good corporate governance, we ask stockholders to approve the following advisory resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the  related compensation tables, notes and narratives in the proxy statement for our 2011 Annual Meeting of Stockholders.

Voting

This Proposal is non-binding on us and our Board of Directors. Marking the proxy card “For” indicates support; marking the proxy card “Against” indicates lack of support. You may abstain by marking the “Abstain” box on the proxy card.

Your Board of Directors unanimously recommends that you vote FOR approval of the advisory resolution on executive compensation.

PROPOSAL 5 —
ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER
ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 4 should occur every year, every two years or every three years. This vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors, and is required pursuant to Section 14A of the Securities Exchange Act of 19334, as amended.

Rationale and Scope of Proposal

The resolution by the stockholders on frequency is distinct from the resolution supporting our named executives’ compensation. This proposal deals with the issue of how often the resolution should be presented to our stockholders and, in this regard, we are soliciting your advice as to whether the resolution on named executive officer compensation should be presented in proxy statements prepared for the annual meeting of stockholders every year, or every two years or every three years. You may also abstain from making a choice.

After careful consideration, the Board of Directors recommends that future say-on-pay votes occur every three years. We believe that this frequency is the best approach for our company and our stockholders for the following reasons:

●	A three-year cycle is consistent with long-term compensation objectives and we do not want to encourage a short-term view in our compensation practices;
●	A three-year cycle will better enable investors to evaluate our long-term performance, as opposed to simply annual operating results, in light of our compensation levels;
●	A three-year cycle will provide stockholders with sufficient time to evaluate the effectiveness of our short-term and long-term incentive programs, compensation strategies and company performance;
●
A three-year cycle provides the Board of Directors and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement any desired changes to our executive compensation program; and

●	Our compensation programs do not contain any significant risk that might be of concern to our stockholders, as confirmed by a review performed by us and reviewed by the Compensation Committee.

Recommendation of the Board

For the reasons stated above, the Board of Directors unanimously recommends that the stockholders choose a three-year frequency for the non-binding stockholder vote to approve the compensation of our named executive officers. Note that stockholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency or stockholders may abstain from voting on this proposal.

Voting

This Proposal is non-binding on us and our Board of Directors. However, because the Board values the opinions that our stockholders express in their votes, the Board has adopted a policy that it will submit the resolution on named executive officer compensation to a stockholder vote on a frequency that is consistent with the majority of the votes cast.

Your Board of Directors unanimously recommends that you vote FOR A THREE YEAR FREQUENCY for the non-binding stockholder vote to approve the compensation of our named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC regulations require our directors and executive officers and persons who own more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports or of certifications to us that no report was required to be filed, we believe that during 2010 all of our directors and executive officers filed the required reports under Section 16(a) on a timely basis, except that Messrs. Thompson and Orchard inadvertently filed one late report on Form 4 in connection with the sale of shares to cover tax withholding obligations upon vesting of restricted stock.

ADDITIONAL INFORMATION

Stockholders List

A list of stockholders entitled to vote at the annual meeting will be available for review by our stockholders at the office of Tashia L. Rivard, Corporate Secretary, Internap, located at 250 Williams Street, Suite E-100, Atlanta, Georgia, during ordinary business hours for the 10-day period before the meeting.

Director and Officer Indemnification

We indemnify our directors and named executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2010 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to our Corporate Secretary no later than January 2, 2012

You should address any stockholder proposals to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the annual meeting, must be received by our Secretary at our executive offices in Atlanta, Georgia not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For the purposes of the 2012 annual meeting, proposals submitted must be received between February 17, 2012 and the close of business on March 19, 2012. You should address all stockholder proposals to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303, and include the information and comply with the requirements set forth in our bylaws.

Our bylaws set out specific requirements that the written notice of proposal must satisfy, including that the notice must set forth a brief description of the business desired to be brought at the meeting, the reasons for conducting such business at the meeting and other specified matters. In addition, our bylaws require that the written notice include information about the proposing stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.

Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.

Solicitation of Proxies

We will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of our common stock. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies at an estimated fee of approximately $7,500 plus reasonable out-of-pocket expenses.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2010 Annual Report to Stockholders to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Internap Network Services Corporation, 250 Williams Street, Atlanta, Georgia 30303, Attention: Investor Relations, (404) 302-9700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

Electronic Access to Proxy Statement and Annual Report

Our proxy statement for the 2011 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2010 are available at http://ir.internap.com/proxy11.cfm.

Appendix A

INTERNAP NETWORK SERVICES CORPORATION

2005 INCENTIVE STOCK PLAN

(amended and restated as of June 16, 2011)

TABLE OF CONTENTS

Page

§ 1. BACKGROUND AND PURPOSE		A-1

§ 2. DEFINITIONS		A-1

2.1	Affiliate	A-1
2.2	Board	A-1
2.3	Change Effective Date	A-1
2.4	Change in Control	A-1
2.5	Code	A-2
2.6	Committee	A-2
2.7	Company	A-2
2.8	Director	A-2
2.9	Eligible Employee	A-2
2.10	Fair Market Value	A-2
2.11	ISO	A-3
2.12	1933 Act	A-3
2.13	1934 Act	A-3
2.14	Non-ISO	A-3
2.15	Option	A-3
2.16	Option Certificate	A-3
2.17	Option Price	A-3
2.18	Parent	A-3
2.19	Plan	A-3
2.20	Preexisting Plan	A-3
2.21	Rule 16b-3	A-3
2.22	SAR Value	A-3
2.23	Stock	A-3
2.24	Stock Appreciation Right	A-4
2.25	Stock Appreciation Right Certificate	A-4
2.26	Stock Grant	A-4
2.27	Stock Grant Certificate	A-4
2.28	Stock Unit Grant	A-4
2.29	Subsidiary	A-4
2.30	Ten Percent Shareholder	A-4

§ 3. SHARES AND GRANT LIMITS		A-4

3.1	Shares Reserved	A-4
3.2	Source of Shares	A-4
3.3	Use of Proceeds	A-4
3.4	Grant Limits	A-4
3.5	Preexisting Plan	A-4

§ 4. EFFECTIVE DATE		A-5

§ 5. COMMITTEE		A-5

§ 6. ELIGIBILITY		A-5

§ 7. OPTIONS		A-5

7.1	Committee Action	A-5
7.2	$100,000 Limit	A-6
7.3	Option Price	A-6
7.4	Payment	A-6
7.5	Exercise	A-6

§ 8. STOCK APPRECIATION RIGHTS		A-6

8.1	Committee Action	A-6
8.2	Terms and Conditions	A-7
8.3	Exercise	A-7

§ 9. STOCK GRANTS		A-8

9.1	Committee Action	A-8
9.2	Conditions	A-8
9.3	Dividends, Voting Rights and Creditor Status	A-9
9.4	Satisfaction of Forfeiture Conditions.	A-9
9.5	Income Tax Deduction	A-10

§ 10. NON-TRANSFERABILITY		A-11

§ 11. SECURITIES REGISTRATION		A-11

§ 12. LIFE OF PLAN		A-11

§ 13. ADJUSTMENT		A-12

13.1	Capital Structure	A-12
13.2	Available Shares	A-12
13.3	Transactions Described in § 424 of the Code	A-13
13.4	Fractional Shares	A-13

§ 14. CHANGE IN CONTROL		A-13

§ 15. AMENDMENT OR TERMINATION		A-14

§ 16. MISCELLANEOUS		A-14

16.1	Shareholder Rights	A-14
16.2	No Contract of Employment	A-14
16.3	Withholding	A-14
16.4	Construction	A-15
16.5	Other Conditions	A-15
16.6	Rule 16b-3	A-15
16.7	Coordination with Employment Agreements and Other Agreements	A-15

-ii-

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2.

DEFINITIONS

2.1       Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

                2.2       Board -- means the Board of Directors of the Company.

2.3       Change Effective Date -- means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4       Change in Control -- means the happening of any of the following events:

(a)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;

(b)	A change in the composition of the Board such that the individuals who, as of the Change Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Change Effective Date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(c)	The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) and, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or

(d)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                2.5       Code -- means the Internal Revenue Code of 1986, as amended.

2.6       Committee -- means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7       Company -- means Internap Network Services Corporation and any successor to Internap Network Services Corporation.

                2.8       Director -- means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.9       Eligible Employee -- means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

                2.10     Fair Market Value -- means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, or (d) in the discretion of the Committee, any stock valuation method which complies with the requirements of Section 409A or Section 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.

                2.11      ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

                2.12      1933 Act -- means the Securities Act of 1933, as amended.

                2.13      1934 Act -- means the Securities Exchange Act of 1934, as amended.

                2.14      Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

                2.15      Option -- means an ISO or a Non-ISO which is granted under § 7.

                2.16      Option Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

                2.17      Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

                2.18      Parent -- means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.19      Plan -- means this Internap Network Services Corporation 2005 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

2.20      Preexisting Plan -- means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective (a) Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) Internap Network Services Corporation 2002 Stock Compensation Plan, (c) Amended 1999 Equity Incentive Plan, (d) 1999 Stock Incentive Plan for Non-Officers, (e) Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan.

                2.21      Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

                2.22      SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.23      Stock -- means the common stock of the Company.

                2.24      Stock Appreciation Right -- means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.25      Stock Appreciation Right Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.26      Stock Grant -- means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

                2.27      Stock Grant Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.28      Stock Unit Grant -- means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

                2.29      Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

                2.30      Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1        Shares Reserved.  There shall (subject to § 13) be reserved for issuance under this Plan (a) 4,000,000 shares of Stock plus (b) the number of shares of Stock which remain available for issuance under this Plan immediately before the effective date of the amendment to this Plan); provided, however, (i) no more than the number of shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs and (ii) the number of Stock Grants and Stock Unit Grants made under § 9 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of this Plan in the aggregate exceed 50% of the total number of shares reserved for issuance under this Plan.

3.2        Source of Shares.  The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.  Notwithstanding anything to the contrary contained herein, the following shall not increase the number of shares of Stock available for issuance under this Plan: (a) shares of Stock tendered in payment of an Option; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligation; and (c) shares of Stock that are repurchased by the Company with Option proceeds. In addition, shares of Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Eligible Employee or Director upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to this Plan.

3.3        Use of Proceeds.  The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4        Grant Limits.  No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 1,400,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 1,400,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $3,000,000.  No more than 700,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.

3.5        Preexisting Plan.  No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective, but the terms of any grant made under a Preexisting Plan prior to the date this Plan becomes effective shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan.  Each Preexisting Plan is hereby made a part of this Plan so that the shares available for issuance under this Plan may be issued in connection with grants made under any Preexisting Plan.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee.  The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action.  Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan.  All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§ 7.

OPTIONS

                7.1       Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders.  The Committee may appoint a delegate and authorize such delegate to make grants of Options to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code.  Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) the minimum period of time over which an Option shall vest (whether subject to vesting over a period of time only or achievement of performance objectives) shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.

 7.2       $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000.  Any such excess shall instead automatically be treated as a Non-ISO.  The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

                7.3       Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4        Payment.  The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment.  Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

                7.5        Exercise.

(a)
Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)
the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)
Termination of Status as Eligible Employee or Director.  Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

                8.1       Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time.  The Committee may appoint a delegate and authorize such delegate to make grants of Stock Appreciation Rights to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code.  Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

                8.2       Terms and Conditions.

(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)	Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)	Minimum Vesting Period. The minimum period of time over which a Stock Appreciation Right shall vest (whether subject to vesting over a period of time only or achievement of performance objectives) shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.

                8.3       Exercise.   A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates.  An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised.  The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

                9.1       Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors.  The Committee may appoint a delegate and authorize such delegate to make Stock Grants and Stock Unit Grants to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code.  Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

                9.2       Conditions.

(a)	Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)	Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)	Minimum Vesting Period. The minimum vesting period over which a Stock Grant or a Stock Unit Grant shall vest is as follows: (i) if subject to vesting over a period of time, such period shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made or (ii) if subject to achievement of performance objectives, such period shall be no less than the one (1) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made, unless in each case the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.

                9.3       Dividends, Voting Rights and Creditor Status.

(a)	Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b)	Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)	Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)
Dividend Equivalents. If an award is subject to achievement of performance objectives, the Committee may, at the date of the grant of such award, provide for the payment of dividend equivalents to an Eligible Employee or Director either in cash or in shares of Stock, subject in all cases to deferral and payment on a contingent basis based on the Eligible Employee’s or Director’s achievement of the performance objectives with respect to which such dividend equivalents are paid.

(e)
Voting.  Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(f)
 General Creditor Status.  Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4        Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

                9.5        Income Tax Deduction.

(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set.

(b)
Performance Goals.  A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and one-time charges or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s revenue growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

(c)
Adjustments.  When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances.  The Committee also may take into account any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company’s paying non-deductible compensation to an Eligible Employee).

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director.  The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.  Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.  Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect  that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(a)
the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(b)
the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

                13.1      Capital Structure.  The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)
any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

               13.2       Available Shares.  If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.  Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3      Transactions Described in § 424 of the Code.   If there is a  corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants.  Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

                13.4      Fractional Shares.  If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward.  An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

If the event of a Change in Control, any surviving corporation or acquiring corporation shall assume any Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant (collectively “Stock Awards”) outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the stockholders in the Change in Control for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by any Eligible Employee or Director whose employment or service with the Company has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full and, if applicable, be exercisable for a reasonable period of time immediately prior to the Change Effective Date, subject to the transaction occurring, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event; provided, that (1) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded, and (2) a Change in Control shall affect a Stock Appreciation Right or Stock Unit Grant which is subject to § 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date.  The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14. Except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

§ 16.

MISCELLANEOUS

                16.1      Shareholder Rights.  No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director.  An Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

                16.2      No Contract of Employment.  The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

                16.3      Withholding.  Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director.  No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

                16.4      Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated.  This Plan shall be construed under the laws of the State of Delaware.  Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.  Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

                16.5      Other Conditions.  Each Option Certificate, Stock Appreciation Right  Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

                16.6      Rule 16b-3.  The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7      Coordination with Employment Agreements and Other Agreements.  If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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	M36183-P12556	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

INTERNAP NETWORK SERVICES CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.	☐	☐	☐
Vote on Directors
(1)
To vote on the election of the two director nominees named in the proxy statement to serve until the 2014 annual meeting and until their successors are elected and qualified, or until such directors’ earlier death, resignation or removal (except as indicated to the contrary on the right).

01) Daniel C. Stanzione for a term to expire at the 2014 annual meeting
02) Debora J. Wilson for a term to expire at the 2014 annual meeting

Vote on Proposals						For	Against	Abstain

2.	To approve amendments to the Company’s 2005 Incentive Stock Plan;					☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;					☐	☐	☐

4.	To approve, by non-binding vote, executive compensation; and					☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THREE YEARS:					1 Year	2 Years	3 Years	Abstain

5.	To recommend, by non-binding vote, the frequency of executive compensation votes.				☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the annual meeting and any and all adjournments thereof.

This Proxy will be voted in the manner directed by the undersigned stockholder. If this Proxy is returned and no direction is provided by the undersigned stockholder, this Proxy will be voted FOR ALL NOMINEES in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and “FOR” three years on Proposal 5.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M36184-P12556

INTERNAP NETWORK SERVICES CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

Revocable Proxy	COMMON STOCK

The undersigned hereby appoints George E. Kilguss III and Tashia L. Rivard, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Internap Network Services Corporation (the “Company”) that the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 16, 2011, at 10:00 a.m., Eastern Time, at 250 Williams Street, Atlanta, Georgia, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions listed on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” Proposals 1, 2, 3 and 4 and “FOR” three years on Proposal 5. If any other business is presented at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by: (i) giving written notice to the Corporate Secretary; (ii) executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date; or (iii) attending at the annual meeting and voting in person.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)